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As filed with the Securities and Exchange Commission on February 14, 2020

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 1-A

REGISTRATION STATEMENT

TIER I OFFERING

REGULATION A OFFERING STATEMENT

UNDER THE SECURITIES ACT OF 1933

E*HEDGE FINANCIAL HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	6719	83-4190099
(State or other jurisdiction of incorporation or organization)	(Primary Standard Classification Code)	(I.R.S. Employer Identification No.)

200 S. Biscayne Blvd Ste. 2790

Miami, FL 33131

Telephone: (800) 407-3577

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Devon Parks

President and Chief Executive Officer

1001 4th Ave Ste. 3200

Seattle, WA 98104

Telephone: (800) 407-3577

The address for our corporate agent of service:

8 The Green, STE A Dover, Delaware 19901

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

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PART I -   NOTIFICATION

Part I should be read in conjunction with the attached Document for Items 1-6

PART I -  END

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An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular, Subject to Completion

Dated February 14, 2020

E*Hedge Financial Holding Corp.

Up to 10,000,000 Shares

Of Common Stock

This is the initial public offering of common stock by E*Hedge Financial Holding Corp., doing business as E*Hedge, Inc. the financial holding company for numerous subsidiaries including E*Hedge Financial, E*Hedge Capital, E*Hedge Securities, E*Hedge Advisors, and E*Hedge Real Estate Investments, in one or more classes or series as described in this offering circular and accompanying offering circular.

We currently estimate that the public offering price of our common stock will be $1.00 per share, $0.001 par value. There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this offering circular, we intend to have a intermidiary sponsor file an application with the International Stock Exchange or Euronext for our common stock to be eligible for trading on the International Stock Exchange operated by The International Stock Exchange Group Limited or Euronext Access operated by the Euronext Access Paris respectively. We do not yet have a sponsor who has agreed to participate as an intermediary listing sponsor. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop. We have made no arrangements to place subscription funds in an escrow, trust or similar account. Shares issued under this offering will be issued on a continuous basis under Rule 251(d)(3) under the Securities Act, and the company will have access to such funds from the first dollar invested, even if those proceeds do not cover the costs of this offering. We will impose a zero minimum purchase of the Common Stock.

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We will hold an initial closing on any number of shares of common stock at any time during the offering period after we have received notification of approval, or "Notification of Authorization,". The company may list our common stock on the International Exchange or Euronext Access operated by the Euronext Access Paris, subject to meeting all of the requirements of the listing standards and official notice of issuance. Thereafter, we may hold one or more additional closings until we determine to cease having any additional closings during the offering period.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, and are subject to reduced public company disclosure standards.

Investing in our common stock involves risks. See "Risk Factors" beginning on page 10 of this offering circular.

	Price To Public	Commissions	Proceeds to Company
Per Share	$ 1.00	$ 0.00	$ 1.00
Maximum Offering	$ 10,000,000	$ 0.00	$ 10,000,000

(1) Neither the U. S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this offering circular. Any representation to the contrary is a criminal offense.

(2)This is a "best efforts" offering. We will not impose a zero minimum to sell common shares in the Offering, we will not cancel the offering nor return any investments of the Offering except as applicable by law.

If all the shares are not sold in the company's offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering, which the Company estimates at $68,000. The proceeds from the sale of the securities will be placed directly into the Companies account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the offering circular. All proceeds from the sale of the securities are nonrefundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by the company. There has been no public trading market for the common stock of E*Hedge Financial Holding Corp.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

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THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO 'RISK FACTORS' BEGINNING ON PAGE 19.

You should rely only on the information contained in this offering circular and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this offering circular. If anyone provides you with different information, you should not rely on it.

For more information concerning the procedures of the Offering, please refer to "Plan of Distribution" beginning on page 82, including the sections "Investment Limitations" and "Procedures for Subscribing".

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

The following table of contents has been designed to help you find important information contained in this offering circular. We encourage you to read the entire offering circular.

The date of this offering circular is February 14, 2020

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Offering Circular

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About This Offering Circular

You should rely only on the information contained in this offering circular we may authorize to be delivered to you. We have not authorized any dealer, salesperson agent or other person to give any information or represent anything not contained in this offering circular. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This offering circular is an offer to sell only the shares offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer of these securities in any state, country or other jurisdiction where the offer is not permitted. You should assume that the information appearing in this offering circular, the accompanying offering circular and the documents incorporated by reference is accurate only as of their respective dates.

Market and Industry Data

Within this offering circular, we reference certain market, industry and demographic data and other statistical information. We have obtained this data and information from various independent, third party industry sources and publications. Nothing in the data or information used or derived from third party sources should be construed as advice. Some data and other information are also based on our good faith estimates, which are derived from our review of internal observations and independent sources. We believe that these external sources and estimates are reliable, but have not independently verified them. Statements as to our market position are based on market data currently available to us. Although we are not aware of any misstatements regarding the economic, employment, industry and other market data presented herein, these estimates involve inherent risks and uncertainties and are based on assumptions that are subject to change.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an "emerging growth company" under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

-we may present as few as two years of audited financial statements and two years of related management discussion and analysis of financial condition and results of operations;

- we are exempt from the requirement to obtain an attestation and report from our auditors on management's assessment of our internal control over financial reporting under the Sarbanes-Oxley Act of 2002;

-we are permitted to provide reduced disclosure regarding our executive compensation arrangements pursuant to the rules applicable to smaller reporting companies, which means we do not have to include a compensation discussion and analysis and certain other disclosures regarding our executive compensation; and

- we are not required to hold non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition to the relief described above, the JOBS Act permits us an extended transition period for complying with new or revised accounting standards affecting public companies. We have elected to use this extended transition period, which means that our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards on a non-delayed basis.

In this offering circular we have elected to take advantage of the reduced disclosure requirements in relation to executive compensation, and applicable exemptions as may follow. Furthermore in the future we may take advantage of any or all of these exemptions for so long as we remain an emerging growth company. We will remain an emerging growth company until the earliest of (i) the end of the fiscal year during which we have total annual gross revenues of $1.07 billion or more, (ii) the end of the fiscal year following the fifth anniversary of the completion of this offering, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt and (iv) the date on which we are deemed to be a "large accelerated filer" under the Securities Exchange Act of 1934, as amended.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This offering circular contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "might," "should," "could," "predict," "potential," "believe," "expect," "attribute," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "goal," "target," "outlook," "aim," "would," "annualized" and "outlook," or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

The following factors, among others, including those listed under the heading "Risk Factors," could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

-adverse changes in the financial industry, securities, credit and national local real estate markets (including real estate values);

- our ability to enter new markets successfully and capitalize on growth opportunities;

- interest rate fluctuations, which could have an adverse effect on our profitability;

- external economic and/or market factors, such as changes in monetary and fiscal policies and laws, including the interest rate policies of the FRB, inflation or deflation, changes in the demand for loans, and fluctuations in consumer spending, borrowing and savings habits, which may have an adverse impact on our financial condition;

- continued or increasing competition from other financial institutions, and non-financial services companies;

- our ability to effectively manage risks related to cash management;

- our ability to leverage the professional and personal relationships of our board members and advisory board members;

- fluctuations in the demand for related financial services;

- risks related to any future acquisitions, including exposure to potential asset and credit quality risks and unknown or contingent liabilities, the time and costs of integrating systems, procedures and personnel, the need for capital to finance such transactions, our ability to obtain required regulatory approvals and possible failures in realizing the anticipated benefits from acquisitions;

- technological changes that may be more difficult or expensive than expected;

- the impact of any potential strategic transactions;

- changes in consumer spending, borrowing and savings habits;

- changes in accounting policies and practices, as may be adopted by the Financial regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board;

- the impairment of our investment securities;

- our ability to control costs and expenses, particularly those associated with operating as a publicly traded company;

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- political instability;

- acts of war or terrorism;

- competition and innovation with respect to financial products and services by Financials, financial institutions and non-traditional providers, including retail businesses and technology companies;

- changes in our organization and management and our ability to retain or expand our management team and our board of directors, as necessary;

- the costs and effects of legal, compliance and regulatory actions, changes and developments, including the initiation and resolution of legal proceedings, regulatory or other governmental inquiries or investigations, and/or the results of regulatory examinations and reviews;

- the ability of key third-party service providers to perform their obligations to us; and

- other economic, competitive, governmental, regulatory and operational factors affecting our operations, pricing, products and services described elsewhere in this offering circular.

- our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

The foregoing factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in this offering circular. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for us to predict those events or how they may affect us. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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OFFERING CIRCULAR SUMMARY

This summary highlights aspects of our business and this offering, but it does not contain all of the information that you should consider in making your investment decision. You should read this entire offering circular carefully, including the "Risk Factors" section and "Management Discussion and Analysis of Financial Condition and Results of Operations" our consolidated financial statements and unaudited condensed consolidated interim financial statements and related notes, before making an investment decision. Some of the statements in this offering circular constitute forward-looking statements. See "Cautionary Note Regarding Forward-Looking Statements".

Our Company

E*Hedge Financial Holding Corp. doing business as E*Hedge, Inc., is a non-banking financial service company headquartered in Seattle WA. Our goal is to create a bold, and responsible financial organization focused on leading brands working closely with Devon Parks, the Chairman, CEO of E*Hedge Financial Holding Corp or "E*Hedge Financial Group" we seek to operate efficient financial service firms, as well as to grow the portfolio of subsidiaries through strategic acquisitions.

Currently, we have 5 business units:

E*Hedge Capital, a Mutual Fund Management subsidiary, actively manages the following regulatory pending funds; Zero Fee Small Company Index Fund, Zero Fee Mid Company Index Fund, Dividend Income Fund and Global Life Science Fund, Zero Fee S&P 500 Index Fund and S&P 500 Inverse Fund. In addition to fund management the organization also advises in separate accounts and matters pertaining to client services. Moreover, the organization leverages investment experience to grow investor assets in order to help financial professionals successfully place investment funds.

Current Business Activities: Limited Operations pending SEC authorizations.

Operational Timeline: Expanding Operations 6- 9 months

E*Hedge Advisors, primary objective is to help clients connect innovative investment ideas in capital markets and bring them to life through a rigorous Research & Development advisory services. The company is Data-driven, Quantitatively-minded and Application-focused. The company strives to connect innovative ideas in finance through exact Research & Development and bring validated trading ideas to life.

Current Business Activities: Limited Operations

Operational Timeline: Exapanding Operations 6- 9 months

E*Hedge Real Estate Investments, is a self-advised real estate investment trust (REIT) pending SEC approvals engaged in the business of investing, on a leveraged basis, in asset-backed securities (ABS) and real estate properties. Our principal business objective is to generate income for distribution to our stockholders resulting from the difference between interest and other income earned on investments and the interest expense we pay on leverage we use to finance investments and operating costs.

Current Business Activities: Developmental stage

Operational Timeline: 6- 9 months

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E*Hedge Financial is a financial service firm focused on the issuance of white label debit card products as it relates to banking agency agreements in relation to future operations. The company is to be organized under the laws of the State of Delaware. E*Hedge Financial is not seeking membership of the Federal Reserve System and its future deposits will be contingent upon its ability to partner with established banking organizations who are insured by the FDIC up to any applicable legal limit.

Current Business Activities: Developmental stage

Operational Timeline: 6- 9 months

E*Hedge Securities is a registered investment advisory established to provide securities firms and individual investors with more efficient access to small cap initial public offerings. The company provides a singular focused "EHS Platform". Wherein E*Hedge"s proprietary service and technology platform ("EHS Platform") may provide corporate clients with advice, technology, administrative services and assistance with and introductions to resources needed to conduct a Regulation A offering under the Securities Act of 1933, in addition to access to strategic partnerships, and vibrant investor communities.

Current Business Activities: Ongoing operations

Operational Timeline: Current Operations

We currently manage financial service operations based on U.S. geographic markets which allow each division to retain flexibility with regard to enjoying the economies of scale and cost savings realized as a result of consolidated support functions. We believe that this approach differentiates us from other large competitors due to our status as a financial holding company; we operate with greater flexibility to better serve markets and increase responsiveness to the needs of customers. We also provide our business divisions guidance in the areas of improving operational efficiencies.

Our Products and Services

The company will provide a comprehensive set of investments, financial services and advisory platforms customized to meet the needs of our clients.

Real Estate Fund

E*Hedge Real Estate Investments is an emerging developmental stage real estate holding corporation with a commercial focus on revenue generating residential apartment properties through emerging real estate investment funds.

Investment and Financial Advisory Services

E*Hedge Advisors, primary objective is to provide ongoing advisory services relating to the implementation of innovative client supplied investment ideas in capital markets and bring them to life through a rigorous Research & Development advisory process. The company is Data-driven, quantitatively-minded and application-focused on implementing mathematical tools to help our clients build algorithm, quantitative models for capital markets, asset management and data analytics and ultimately trading execution.

E*Hedge Capital, a Mutual Fund Management focuses on the investment advisory services for the following regulatory pending funds; Zero Fee Small Company Index Fund, Zero Fee Mid Company Index Fund, Dividend Income Dividend Fund and Global Life Science Fund, Zero Fee S&P 500 Index Fund and S&P 500 Inverse Fund.

E*Hedge Securities is a registered financial advisory firm positioned to offer its "EHS Platform". Wherein corporate clients are provided with advice, technology, administrative services and assistance with and introductions to resources needed to conduct a Regulation A offer under the Securities Act of 1933.

Consumer Debit Cards

E*Hedge Financial is a financial service firm focused on the issuance of white label debit card products as it relates to banking agency agreements in relation to future operations.

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Our Market Area

Our primary market consists of the greater United States. Approximately 80% of projected client acquisitions are located within the broader continental U.S centering around the Metropolitan Statistical Areas (MSA) and the outlying regions which may be underserved for the purpose of investments and financial services. The company will primarily focus on areas located within the Northwest (Seattle), Southwest (Los Angeles, San Francisco), Northeast (New York, Boston), Midwest (Chicago) and Southeast (Miami). These markets are well defined with entrenched sector leaders offering the larger market well-diversified financial offerings, while the market for middle market services continue to expand. Within the last decade, middle tier opportunities across the outlined Metropolitan Statistical Areas have expanded due to economic growth and progress post the most recent financial depression. The company and its business units will serve MSAs in which advantageous opportunities abound due to better than average growth relative to other metropolitan regions in the United States.

E*Hedge will continue to expand its business divisions while strategically locating operational centers within close proximity to our prospective clients. We have regional offices located in Seattle Washington. Our quantitative advisory firm E*Hedge Advisors, will operate within the city of Seattle while focusing on major financial centers throughout the continental United States. New York and Chicago will serve as operational centers for mutual fund management company E*Hedge Capital, in addition to operational centers for administrative and accounting staff whom will maintain investment management operations within conjoining offices under a sub-tenant lease arrangement.

Our Growth Strategy

We believe we have managed our growth successfully since inception, and plan to continue our strategy of organic and acquisitive growth, as outlined below:

Organic Growth. Our organic growth strategy involves building upon the relationships of strategic partners, vendors and growing our staff through qualified hires. We have designed our growth plan to emphasize strong foundational growth through risk adverse strategies which focus on each business units core specialty and strength. Since our foundation on February 28, 2019 we have built our foundation around exceptional product offerings which exceed our clients expectations while generating solid profits. With the exception of any future acquisitions of one or more financial organizations, we project net revenues to increase organically.

Core to this growth is region specific growth initiatives; wherein we incentivize channel partners on all levels including our in house associates. E*Hedge will continue to focus on single frame leadership along each business units objectives as opposed to individual result driven compensation which will continue to spur growth.

Combining synergetic strengths across multiple-profit centers remains our core focus and hiring key personnel to drive organic growth, we also look for opportunities to open de novo profit centers focused on emerging trends in existing and new markets. Before introducing a new product offering or entering a new market, we have will identify leveraged opportunities for accelerated growth while ensuring each strategy is properly hedged for minimized risk exposure to potential competition

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Growth Through Acquisitions. The company may supplement our organic growth through both strategic and planned acquisitions, and we intend to initiate our strategy of opportunistically acquiring our first financial service firm outside of our current footprint. We believe having a publicly traded stock and enhanced access to the capital markets will improve our ability to compete for quality acquisitions. We will seek acquisitions that provide meaningful financial and strategic benefits, long-term organic growth opportunities and expense reductions, without compromising our risk profile. While evaluating acquisition targets, we will focus our efforts on financial organizations with successful operating histories, stable core management, sound asset quality, and emerging growth potential. The company seeks to expand to financial markets with attractive demographics, favorable competitive dynamics and potential consolidation opportunities. We are currently focused on identifying and positioning the company for acquisitions in and surrounding the five major MSA's within the United States New York, Los Angeles, Chicago, Miami and Houston. With hundreds of organizations actively or privately seeking acquirers on an annual basis we believe we will have opportunities for acquisitions both within and outside our current demographic area.

Our Competitive Strengths

We believe the following strengths differentiate us from our competitors and provide us with the necessary foundation to successfully execute on our business strategy.

E*Hedge Financial Holding Corp. and its business units are uniquely positioned in attractive and evolving financial sectors. Our differentiated business model is focused on client relationships. While we pride ourselves on our excellent service, investment products, and management structure when combined allow us to extend a wide range of products and provide differentiated execution models designed to exceed client expectations.

Our service focus is to know our clients when possible, acknowledge their importance, and take responsibility for personally answering their inquiries. The majority of our investment and financial service clientele will invariably be acquired through referrals, which contributes to responsive client services which allows the company to nimbly converge profit centers into client centric service offering. All staff members, from executive management to front line representatives, will continue to be versed in our product and service offerings and are trained to be able to make recommendations or referrals in the interests of our clients.

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Our Leadership Team

We are led by senior executive officer Devon Parks who has more than 15 years of combined experience in both corporate leadership and financial service industries. Mr. Parks, our Chief Executive Officer, founded our company in February 2019. Mr. Parks has a history of managing privately funded operations in the financial service industry and other growth-oriented industries. Before founding our company, Mr. Parks was the chief executive officer at several multi-national companies servicing global clientele in varied markets including financial services, pharmaceutical research, and SMB advertising sales. Mr. Parks earned a B.A. degree from Bowling Green State University and is actively completing graduate level executive courses.

Our Corporate Information and Incorporation

Our principal executive offices are located at 1001 4th Ave Ste. 3200 Seattle, WA 98104. Through the Financial Holding Company, we maintain an internet website at www.ehedgegroup.com The information contained on or accessible from our website does not constitute a part of this offering circular and is not incorporated by reference herein.

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(1) Our 100%-owned subsidiary. Percentages above refer to our ownership as of February 28, 2019.

Channels for Disclosure of Information

Investors and other stakeholders should note that we use social media to communicate with the public about our company, our services, new product developments and other matters. Any information that we consider to be material to an evaluation of our company will be included in filings on the SEC website, http://www.sec.gov, and may also be disseminated using our investor relations website, which can be found at www.ehedgegroup.com, and press releases. However, we encourage investors, the media and others interested in our company to also review our social media channels.

We do not incorporate the information on or accessible through, our website into this offering circular, and you should not consider any information on, or that can be accessed through, our website a part of this offering circular.

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Risk Factors

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this offering circular before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our Common Stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

-As a business operating in the financial services industry, our business and operations may be adversely affected in numerous and complex ways by weak economic conditions;

-A substantial majority of our business and operations are in the United States, and therefore our business is particularly vulnerable to a downturn in the U.S. economy;

-Our business could suffer if there is a decline in respect to the financial services industry in general;

-We operate in a highly competitive industry and face significant competition from other financial institutions and financial services providers, which may decrease our growth or profits;

-We rely heavily on our executive management team and other key employees, and we could be adversely affected by the unexpected loss of their services;

-A lack of liquidity could adversely affect our financial condition and results of operations;

-We have limited experience operating a multi-national public company and different risks relating to international operations may adversely affect our operations greater than certain of our larger, more diversified competitors;

-We face risks related to our operational, technological and organizational infrastructure;

-A failure in our operational systems or infrastructure, or those of third parties, could impair our liquidity, disrupt our businesses, result in the unauthorized disclosure of confidential information, damage our reputation and cause financial losses;

-Our business, financial condition, results of operations and future prospects could be adversely affected by the highly regulated environment and the laws and regulations that govern our operations, corporate governance, executive compensation and accounting principles, or changes in any of them; and

-An active, liquid trading market for our Common Stock may not develop, and you may not be able to sell your shares at or above the public offering price, or at all.

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The Offering
Common stock offered in this Offering	The number of shares to be offered and the price range have not been determined.
Common stock to be outstanding immediately after this offering	10,000,000
Maximum offering amount	10,000,000 shares of our common stock will be sold at $1.00 per share.
Minimum number of shares to be sold in this offering	There is no minimum number of shares that must be sold by in the Offering.

Voting rights	Holders of our common stock are entitled to one vote for each share of common stock held.
No Symbol for Common Stock

There is no trading market for our Common Stock. We intend to apply for quotation on the International Stock Exchange operated by The International Stock Exchange Group Limited or Euronext Exchange operated by the Euronext Access respectively. There is no guarantee that a sponsor will agree to facilitate the listing of common shares.

Proposed Exchange Listing

The company has initiated steps to list our common stock on the International Stock Exchange and Euronext Access. Our common stock will not commence trading on the the International Stock Exchange nor Euronext Access until all of the following conditions are met: (i) the offering is completed; and (ii) we have filed a post-qualification amendment to the Offering Statement and a registration statement on applicable forms under the Exchange Act unless exempt. Such post-qualification amendment if filed is to be qualified by the SEC and the Form 8-A will become effective in kind. Pursuant to applicable rules under Regulation A, the Form 8-A will not become effective until the SEC qualifies the post-qualification amendment if applicable. The company may elect to file a post qualification amendment and request its qualification immediately prior to the termination of the offering in order that the Form 8-A may become effective as soon as practicable if applicable. Even if we meet the minimum requirements for listing on the International Stock Exchange or Euronext Access, we may wait to commence trading of our common stock on the exchange in order to raise additional proceeds. As a result, you may experience a delay

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Use of proceeds

between the closing of your purchase of shares of our common stock and the commencement of exchange trading of our common stock on any exchange.

The company will receive proceeds from the sale of our common stock in this offering.

We estimate that the net proceeds from the offering,

if we are successful at selling the shares we are offering, after deducting estimated offering expenses, will be approximately $10,000,000. We intend to use the anticipated net proceeds from the offering of our Common Stock for general corporate purposes.

Market for the common stock

Our common stock is not quoted on a market or securities exchange. We cannot provide any assurance that an active market in our common stock will develop. We intend to quote our common shares on a market or securities exchange.

Dividend policy

We have no current plans to pay dividends on our common stock. Our payment of dividends on our common stock in the future will be determined by our Board of Directors in its sole discretion and will depend on business conditions, our financial condition, earnings, liquidity and capital requirements.

Risk factors	See "Risk Factors" beginning on page 10 of this offering circular for a discussion of risks you should carefully consider before deciding whether to invest in our common stock.

(1)The number of common shares outstanding immediately after the closing of this offering is based on 10,000,000 based on the number of common shares outstanding as of December 31, 2019, including unvested restricted stock granted under our stock compensation plans.

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Risk Factors

Investing in our securities involves risk. You should carefully consider each of the following risks and all of the other information contained in this offering circular before deciding to invest in our securities. Any of the following risks could materially adversely affect our business, financial condition, or results of operations. In such case, the trading price of our securities could decline, and you may lose all or part of your original investment. Our actual results could differ materially from those anticipated in the forward-looking statements, estimates and projections as a result of specific factors, including the risk factors described below. While we describe each risk separately, some of the risks are interrelated and certain risks could trigger the applicability of other risks described below.

Since our officer and directors own greater than 15% of the voting power of our outstanding capital stock. After the offering, assuming all the shares being offered on behalf of the company are sold, our officers and directors will hold or have the ability to control the voting power of our outstanding capital stock since our officers and directors currently own significant voting power, investors may find that their decisions are contrary to their interests. You should not purchase shares unless you are willing to entrust all aspects of management to our officer and directors, or their successors.

As a result, our officer and directors will have control of the Company even if the full offering is subscribed for and be able to choose all of our directors. Their interests may differ from the ones of other stockholders. Factors that could cause their interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and their ability to continue to manage the business given the amount of time they are able to devote to us.

Purchasers of the offered shares may not participate in our management and, therefore, are dependent upon their management abilities. The only assurance that our shareholders, including purchasers of the offered shares, have that our officers and directors will not abuse there discretion in executing our business affairs, as their fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing.

Status as Not a Shell Company

The Company it is not a "shell company" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, The Company is a "start-up" company which the Commission explicitly differentiates in Footnote 172 to SEC Release No. 33-8869 from "shell" companies covered under Rule 144 (i)(1)(i) (the "Rule"). In adopting the definition of a shell company in SEC Release No. 33-8587 (the "Release"), the Commission stated that it intentionally did not define the term "nominal" and it did not set a quantitative threshold of what constitutes a shell company. Indeed, under the Rule, the threshold for what is considered "nominal" is, to a large degree, subjective and based upon facts and circumstances of each individual case.

The Company is actively engaged in the implementation and deployment of its business plan. These activities include:

-Active financial advisory and fund management activities through our subsidiaries.

-Operations are underway to grow commercial operations.

-Plans are being formed to ensure operational details are executed as efficient as possible.

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The Company's operations are more than just "nominal." As the Commission points out in its Release, there are no established quantitative thresholds to determine whether a company's operations are in-fact "nominal". Instead, the determination is to be made on a case-by-case basis, with significant regards to a subjective analysis aimed at preventing serious problems from allowing scheming promoters and affiliates to evade the definition of a "shell" company (as well as the intent of the Rule). As described in Footnote 32 to the Release, the Commission expounds its rationale for declining to quantitatively define the term "nominal" regarding a shell company.

It is reasonably commonplace that development stage or "start-up" companies have limited assets and resources, as well as having a going concern explanatory paragraph in the report of its independent registered public accounting firm. The Company is considering all possible avenues to develop its business model. The Company believes that by being a public company this should increase its image and credibility in the marketplace and provide possible sources of funding for its business.

The companies management has been working to implement the companies core business strategy, including, but not limited to, meeting with distribution and installation partners, and business development in anticipation of its progressing operations and the development of its business model. The Company's operations are more than "nominal" and that it does not fall within the class of companies for which the Commission was aiming to prevent as referenced in previous notifications.

Risks Related to Our Business

As a holding company with several subsidiaries operating in the financial services industry, our business and operations may be adversely affected in numerous and complex ways by weak economic conditions.

Our business and operations, which primarily consist of financial advisory, investment management and credit and debit card services, financial consulting services, open end fund management, robo-advisory services, are sensitive to general business and economic conditions in the United States and global markets overall. If the U.S. economy weakens, our growth and profitability from our varied investment, consulting and credit and debit card operations could be constrained. Uncertainty about the federal fiscal policymaking process, the medium and long term fiscal outlook of the federal government, and future tax rates is a concern for businesses, consumers and investors in the United States. In addition, economic conditions in foreign countries, including uncertainty over the stability of the euro currency, could affect the stability of global financial markets, which could hinder U.S. economic growth. Weak economic conditions are characterized by deflation, fluctuations in debt and equity capital markets, a lack of liquidity and/or depressed prices in the secondary market for mortgage loans, increased delinquencies on mortgage, consumer and commercial loans, residential and commercial real estate price declines and lower home sales and commercial activity. The current economic environment is also characterized by slowly rising interest rates arising from near historically low levels, which impacts our ability to attract clients and to generate attractive earnings through our investment portfolio. All of these factors are detrimental to our business, and the interplay between these factors can be complex and unpredictable. Our business is also significantly affected by monetary and related policies of the U.S. Federal Government and its agencies. Changes in any of these policies are influenced by macroeconomic conditions and other factors that are beyond our control. Adverse economic conditions and government policy responses to such conditions could have a material adverse effect on our business, financial condition, results of operations and prospects.

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Interest rate shifts may reduce net interest income and otherwise negatively impact our financial condition and results of operations.

Similar to other financial institutions, our future earnings and cash flows depend to a degree upon the level of our net interest income, or the difference between the interest income we may earn from interest bearing products, investment products and other interest earning assets, and the interest we pay on interest bearing liabilities, such as borrowings. Changes in interest rates can increase or decrease our net interest income, because different types of assets and liabilities may react differently, and at different times, to market interest rate changes. When interest bearing liabilities mature or re-price more quickly, or to a greater degree than interest earning assets in a period, an increase in interest rates could reduce net interest income. Similarity, when interest earning assets mature or re-price more quickly, or to a greater degree than interest bearing liabilities, falling interest rates could reduce net interest income. Additionally, an increase in interest rates may, among other things, reduce the demand for credit linked products and our ability to generate revenue from card products due to a potential decrease in repayment rates. A decrease in the general level of interest rates may affect us through, among other things, increased prepayments on financial card portfolios and increased competition for holders. Accordingly, changes in the level of market interest rates affect our net yield on interest earning assets, and our overall results. Although our asset-liability management strategy is designed to control and mitigate exposure to the risks related to changes in market interest rates, those rates are affected by many factors outside of our control, including governmental monetary policies, inflation, deflation, recession, changes in unemployment, the money supply, international disorder and instability in domestic and foreign financial markets.

Our smaller size makes it more difficult for us to compete.

Our smaller size makes it more difficult to compete with other financial institutions which are generally larger and can more easily afford to invest in the marketing and technologies needed to attract and retain customers. Because our principal source of income consists of financial advisory, investment management and credit and debit card services to customers the net interest income we earn on our fees and investments after deducting expenses and other sources of funds, our ability to generate the revenues needed to cover our expenses and finance such investments is limited by the number of our new client acquisitions and investment portfolios. In addition, we compete with many larger financial institutions and other financial companies who operate in the financial advisory, investment and consumer and business financial services. Accordingly, we are not always able to offer new products and services as quickly as our competitors. Our lower earnings also make it more difficult to offer competitive salaries and benefits. As a smaller institution, we are also disproportionately affected by the continually increasing costs of compliance with federal and state regulations.

We may not be able to grow, and if we do we may have difficulty managing that growth.

Our business strategy is to continue to grow our assets and expand our operations, including potential strategic acquisitions. While we continue to explore acquisition opportunities as they arise, there are no plans or arrangements to make any acquisitions in the near future. One of our current growth initiatives is our plan to expand operations globally in 2020 and we expect to consider new strategic avenues upon successful integration of co-branded consumer financial services, in areas where new client relationships can be established and strengthened. Our ability to grow depends, in part, upon our ability to expand our market share, successfully attract new clients, and to identify niche market segments and investment opportunities as well as opportunities to generate fee-based income from financial advisory services. We can provide no assurance that we will be successful in increasing the volume of consumer and business clientele in terms of receivables at acceptable levels and upon terms acceptable to us. We also can provide no assurance that we will be successful in

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expanding our operations organically or through strategic acquisition while managing the costs and implementation risks associated with this growth strategy.

We expect to continue to experience growth in the number of our employees and customers and the scope of our operations, but we may not be able to sustain an accelerated rate of growth or continue to grow our business at all. Our success will depend upon the ability of our officers and key employees to implement and improve our operations and core business systems, to manage multiple, concurrent customer relationships, and to hire, train and manage our employees. In the event that we are unable to perform all these tasks and meet these challenges effectively, including continuing to attract new clientele, our operations, and consequently our earnings, could be adversely impacted.

Any future acquisitions will subject us to a variety of risks, including execution risks, failure to realize anticipated transaction benefits, and failure to overcome integration risks, which could adversely affect our growth and profitability.

We plan to grow our businesses organically. Although we do not currently have any plans, arrangements or understandings to make any acquisitions in the near-term, from time to time in the future we may consider acquisition opportunities that we believe support our businesses and enhance our profitability. In the event that we do pursue acquisitions, we may have difficulty executing on acquisitions and may not realize the anticipated benefits of any transaction we complete. Any of the foregoing matters could materially and adversely affect us.

Generally, any acquisition of a target financial institution, branches or other financial assets by us will require approval by, and cooperation from, a number of governmental regulatory agencies, possibly including the Federal Reserve Board, State regulatory agencies, and the OCC or FDIC respectively. Such regulators could deny our application, which would restrict our growth, or the regulatory approvals may not be granted on terms that are acceptable to us. For example, we could be required to sell off subsidiaries as a condition to receiving regulatory approvals, and such a condition may not be acceptable to us or may reduce the benefit of an acquisition.

As to any acquisition that we complete, we may fail to realize some or all of the anticipated transaction benefits if the integration process takes longer or is more costly than expected or otherwise fails to meet our expectations.

In addition, acquisition activities could be material to our business and involve a number of risks, including the following:

-incurring time and expense associated with identifying and evaluating potential acquisitions and negotiating potential transactions, resulting in our attention being diverted from the operation of our existing business;

-using inaccurate estimates and judgments to evaluate credit, operations, management and market risks with respect to the target institution or assets;

-projected results may vary significantly from actual results;

-intense competition from other financial organizations and other inquirers for acquisitions;

-unexpected asset quality problems;

-the time and expense required to integrate the operations and personnel of the combined businesses;

-experiencing higher operating expenses relative to operating income from the new operations;

-creating an adverse short-term effect on our results of operations;

-losing key employees and customers as a result of an acquisition that is poorly received;

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-significant problems relating to the conversion of the financial and customer data of the entity;

-integration of acquired customers into our financial and customer product systems;

-risk of assuming businesses with internal control deficiencies; or

-risks of impairment to goodwill or other than temporary impairment of investment securities.

Depending on the condition of any institution or assets or liabilities that we may acquire, that acquisition may, at least in the near term, adversely affect our capital and earnings and, if not successfully integrated with our organization, may continue to have such effects over a longer period. We may not be successful in overcoming these risks or any other problems encountered in connection with potential acquisitions, and any acquisition we may consider will be subject to prior regulatory approval. Also, acquisitions may involve the payment of a premium over book and market values and, therefore, some dilution of our book value and net income per common share may occur in connection with any future transaction. Our inability to overcome these risks could have a material adverse effect on our profitability, return on equity and return on assets, our ability to implement our business strategy and enhance stockholder value, which, in turn, could have a material adverse effect on our business, financial condition and results of operations.

We are subject to certain operational risks, including, but not limited to, customer or employee fraud and data processing system failures and errors.

Employee errors and employee and customer misconduct could subject us to financial losses or regulatory sanctions and seriously harm our reputation. Misconduct by our employees could include hiding unauthorized activities from us, improper or unauthorized activities on behalf of our customers or improper use of confidential information. It is not always possible to prevent employee errors and misconduct, and the precautions we take to prevent and detect this activity may not be effective in all cases. Employee errors could also subject us to financial claims for negligence.

We may maintain a system of internal controls and insurance coverage to mitigate against operational risks, including data processing system failures and errors and customer or employee fraud. If our internal controls fail to prevent or detect an occurrence, or if any resulting loss is not insured or exceeds applicable insurance limits, it could have a material adverse effect on our business, financial condition and results of operations.

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Changes in the valuation of our securities portfolio could hurt our profits and reduce our stockholders equity.

Our securities portfolio may be impacted by fluctuations in market value, potentially reducing accumulated other comprehensive income and/or earnings. Fluctuations in market value may be caused by changes in market interest rates, lower market prices for securities and limited investor demand. Investment management evaluates securities for other-than-temporary impairment on a quarterly basis, with more frequent evaluation for selected issues. In analyzing a prospective portfolio candidate we review financial conditions, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by rating agencies have occurred, industry analysts reports and, to a lesser extent given the relatively insignificant levels of depreciation in our portfolio, spread differentials between the effective prices on instruments in the portfolio compared. In addition to analyzing an equity issuer's financial condition, management considers industry analysts reports, financial performance and projected target prices of investment analysts within a one-year time frame. If this evaluation shows impairment to the actual or projected returns associated with one or more securities, a potential loss to earnings may occur. Changes in interest rates can also have an adverse effect on our financial condition, as our securities are reported at their estimated fair value, and therefore are impacted by fluctuations in interest rates. We increase or decrease our stockholders equity by the amount of change in the estimated fair value of the securities, net of taxes. Declines in market value could result in other-than-temporary impairments of these assets, which would lead to accounting charges that could have a material adverse effect on our net income and capital levels.

We operate in a highly competitive industry and face significant competition from other financial institutions and financial services providers, which may decrease our growth or profits.

Consumer financial services as well as investment solutions are highly competitive industries. Our market contains not only a large number of financial institutions, but also a significant presence of the country's largest investment institutions. We compete with other national consumer financial institutions, such as savings and loan associations, banks, and credit unions. In addition, we compete with financial intermediaries, such as investment companies, specialty finance companies, commercial finance companies, securities firms, mutual funds, all actively engaged in providing various types of either credit services or other financial services, including investment solutions. We also face significant competition from many larger institutions. Some of these competitors may have a long history of successful operations nationally as well as in our four geographic areas of operation and more expansive operations and investing relationships, as well as more established operations, fewer regulatory constraints, and lower cost structures than we do. Competitors with greater resources may

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possess an advantage through their ability to maintain numerous locations in more convenient sites, to conduct more extensive promotional and advertising campaigns, or to operate a more developed technology platform. Due to their size, many competitors may offer a broader range of products and services, as well as better pricing for certain products and services than we can offer.

For example, in the current interest rate environment, competitors with lower costs of capital may solicit our customers with a lower interest rate product. Further, increased competition among financial services companies due to the ongoing and future consolidation of certain financial institutions may adversely affect our ability to market our products and services.

Technology has lowered barriers to entry and made it possible for financial institutions and specifically finance companies to compete in national markets and to offer products and services traditionally provided by large and mid-size financial institutions.

The financial services industry could become even more competitive as a result of legislative, regulatory, and technological changes and continued consolidation. Financial institutions, securities firms, and insurance companies can merge under the umbrella of a holding company, which can offer virtually any type of financial service, including consumer financial services, investment services, securities underwriting, and merchant services.

Our ability to compete successfully depends on a number of factors, including:

-our ability to develop, maintain, and build upon long-term customer relationships based on quality service and market knowledge;

-our ability to attract and retain qualified employees to operate our business effectively;

-our ability to expand our market position;

-the scope, relevance, and pricing of products and services that we offer to meet customer needs and demands;

-customer satisfaction with our level of service; and

-industry and general economic trends.

Failure to perform in any of these areas could significantly weaken our competitive position, which could adversely affect our growth and profitability, which, in turn, could harm our business, financial condition, and results of operations.

We rely heavily on our executive management team and key employees, and we could be adversely affected by the unexpected loss of their services.

Our success depends in large part on the performance of our key personnel, as well as on our ability to attract, motivate and retain highly qualified senior and middle management and other skilled employees. Competition for employees is intense, and the process of locating key personnel with the combination of skills and attributes required to execute our business plan may be lengthy. We may not be successful in retaining our key employees, and the unexpected loss of services of one or more of our key personnel could have a material adverse effect on our business because of their skills, knowledge of our primary markets, years of industry experience and the difficulty of promptly finding qualified replacement personnel. If the services of any of our key personnel should become unavailable for any reason, we may not be able to identify and hire qualified persons on terms acceptable to us, or at all, which could have a material adverse effect on our business, financial condition, results of operations and future prospects.

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A lack of liquidity could adversely affect our financial condition and results of operations.

Liquidity is essential to our business. We rely on our ability to generate fee revenue and effectively manage the repayment and maturity schedules of our outstanding account payable and to ensure that we have adequate liquidity to fund our operations. An inability to raise funds through fee schedules could have a substantial negative effect on our liquidity. Our most important source of funds is fees for investment management and consulting services coupled with consumer financial service fees. Revenues can decrease when customers perceive alternative investments as providing a better risk/return tradeoff, which are strongly influenced by such external factors as the direction of interest rates, whether actual or perceived; local and national economic market conditions and competition for credit and debit card holders in the markets we serve. Any changes we make to the rates offered on our consumer financial products or investment products to remain competitive with other financial institutions may also adversely affect our profitability and liquidity. Further, the demand for our consumer financial products may be reduced due to a variety of factors such as demographic patterns, changes in customer preferences, reductions in consumers disposable income, the monetary policy of federal regulators, regulatory actions that decrease customer access to particular products or the availability of competing products.

Other primary sources of funds consist of cash flows from operations, maturities and sales of investment securities, and proceeds from the issuance and sale of our equity securities to investors. We may borrow funds from third-party lenders, such as other financial institutions. Our access to funding sources in amounts adequate to finance or capitalize our activities, or on terms that are acceptable to us, could be impaired by factors that affect us directly or the financial services industry or economy in general, such as disruptions in the financial markets or negative views and expectations about the prospects for the financial services industry. Our access to funding sources could also be affected by a decrease in the level of our business activity as a result of a downturn in our markets or by one or more adverse regulatory actions against us.

Any decline in available liquidity could adversely impact our ability to provide consumer financial products, manage investments in certain securities, meet our expenses, or to fulfill obligations such as paying vendors, any of which could have a material adverse impact on our business, financial condition and results of operations.

Our ability to maintain our reputation is critical to the success of our business, and the failure to do so may materially adversely affect our performance.

We are a financial holding company. As such, we strive to conduct our business in a manner that enhances our reputation. This is done, in part, by recruiting, hiring, and retaining employees who share our core values of being an integral part of the communities we serve, delivering superior service to our customers, and caring about our customers. If our reputation is negatively affected, by the actions of our employees or otherwise, our business and, therefore, our operating results may be materially adversely affected. Further, negative public opinion can expose us to litigation and regulatory action as we seek to implement our growth strategy, which would adversely affect our business, financial condition and results of operations.

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We face risks related to our operational, technological and organizational infrastructure.

Our ability to grow and compete is dependent on our ability to build or acquire the necessary operational and technological infrastructure and to manage the cost of that infrastructure as we expand. Similar to other corporations, operational risk can manifest itself in many ways, such as errors related to failed or inadequate processes, faulty or disabled computer systems, fraud by employees or outside persons and exposure to external events. As discussed below, we are dependent on our operational infrastructure to help manage these risks. In addition, we are heavily dependent on the strength and capability of our technology systems which we use both to interface with our customers and to manage our internal financial and other systems. Our ability to develop and deliver new products that meet the needs of our existing customers and attract new ones depends on the functionality of our technology systems. Additionally, our ability to run our business in compliance with applicable laws and regulations is dependent on these infrastructures.

The financial services industry is undergoing technological changes with frequent introductions of new technology-driven products and services. Our future success will depend in part upon our ability to address the needs of our clients by using technology to provide products and services that will satisfy client demands for convenience as well as to provide secure electronic environments and create additional efficiencies in our operations as we continue to grow and expand our market area. We continuously monitor our operational and technological capabilities and make modifications and improvements when we believe it will be cost effective to do so. In some instances, we may build and maintain these capabilities ourselves. In connection with implementing new operational and technology enhancements or products in the future, we may experience certain operational challenges (e.g. human error, system error, incompatibility, etc.) which could result in us not fully realizing the anticipated benefits from such new technology or require us to incur significant costs to remedy any such challenges in a timely manner. Many of our larger competitors have substantially greater resources to invest in operational and technological infrastructure and have invested significantly more than us in operational and technological infrastructure. As a result, they may be able to offer additional or more convenient products compared to those that we will be able to provide, which would put us at a competitive disadvantage. Accordingly, we may not be able to effectively implement new technology-driven products and services or be successful in marketing such products and services to our clients, which could impair our growth and profitability.

We also outsource some of our operational and technological infrastructure, including modifications and improvements to these systems, to third parties. Specifically, we depend on third parties to provide our core systems processing, essential web hosting and other internet systems, account processing and other processing services. In connection with our future debit card and cash management solutions, we may rely on various third parties to provide processing and clearing and settlement services to us in connection with card transactions. If these third-party service providers experience difficulties, fail to comply with state and federal regulations or terminate their services and we are unable to replace them with other service providers, our operations could be interrupted. If an interruption were to continue for a significant period of time, our business, financial condition and results of operations could be adversely affected, perhaps materially. Even if we are able to replace them, it may be at a higher cost to us, which could adversely affect our business, financial condition and results of operations. We also face risk from the integration of new platforms and/or new third party providers of such platforms into its existing businesses.

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A failure in our operational systems or infrastructure, or those of third parties, could impair our operations, disrupt our businesses, result in the unauthorized disclosure of confidential information, damage our reputation and cause financial losses.

Our business, and in particular, our consumer financial, financial advisory and investment business is partially dependent on our ability to process and monitor, on a daily basis, a large number of financial transactions, many of which are highly complex, across numerous and diverse markets. These transactions, as well as the information technology services we provide to clients, often must adhere to client-specific guidelines, as well as legal and regulatory standards. Due to the breadth of our client base and our geographical reach, developing and maintaining our operational systems and infrastructure is challenging, particularly as a result of rapidly evolving legal and regulatory requirements and technological shifts. Our financial, accounting, data processing or other operating systems and facilities, and, as discussed above, those of the third-party service providers upon which we depend, may fail to operate properly or become disabled as a result of events that are wholly or partially beyond our control, such as a spike in transaction volume, cyber-attack or other unforeseen catastrophic events, which may adversely affect our ability to process these financial transactions or provide services.

The company has a limited operating history and has experienced net losses.

The Company has an operating history of fewer than two years and has experienced net losses in each of its first three years of operations. Since inception, the Company's growth has largely been attributable to new investments and such growth may not be sustainable. There can be no assurance that as the Company continues its growth strategy it will not experience net losses in the future, which could have an adverse effect on the Company's results of operations, financial condition and prospects.

The occurrence of fraudulent activity, breaches or failures of our information security controls or cyber security related incidents could have a material adverse effect on our business, financial condition and results of operations.

Our operations rely on the secure processing, storage and transmission of confidential and other sensitive business and consumer information on our computer systems and networks and third party providers. Under various federal and state laws, we are responsible for safeguarding such information. For example, our businesses may be subject to the Gramm-Leach-Bliley Act which, among other things: (i) imposes certain limitations on our ability to share nonpublic personal information about our customers with nonaffiliated third parties; (ii) requires that we provide certain disclosures to customers about our information collection, sharing and security practices and afford customers the right to "opt out" of any information sharing by us with nonaffiliated third parties (with certain exceptions); and (iii) requires that we develop, implement and maintain a written comprehensive information security program containing appropriate safeguards based on our size and complexity, the nature and scope of our activities, and the sensitivity of customer information we process, as well as plans for responding to data security breaches. Ensuring that our collection, use, transfer and storage of personal information comply with all applicable laws and regulations can increase our costs.

Although we take protective measures to maintain the confidentiality, integrity and availability of information across all geographic and product lines, and endeavor to modify these protective measures as circumstances warrant, the nature of the threats continues to evolve. As a result, our computer systems, software and networks may be vulnerable to unauthorized access, loss or destruction of data (including confidential client information), account takeovers, unavailability of service, computer viruses or other malicious code, cyber-attacks and other events that could have an adverse security impact. Despite the defensive measures we take to manage our

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internal technological and operational infrastructure, these threats may originate externally from third parties such as foreign governments, organized crime and other hackers, and outsource or infrastructure-support providers and application developers, or may originate internally from within our organization. Furthermore, we may not be able to ensure that all of our clients, suppliers, counterparties and other third parties have appropriate controls in place to protect the confidentiality of the information that they exchange with us, particularly where such information is transmitted by electronic means. Given the increasingly high volume of transactions within the industry, certain errors may be repeated or compounded before they can be discovered and rectified. In addition, the increasing reliance on technology systems and networks and the occurrence and potential adverse impact of attacks on such systems and networks, both generally and in the financial services industry, have enhanced government and regulatory scrutiny of the measures taken by companies to protect against cyber-security threats. In particular, some state regulatory agencies implemented heightened cyber security regulations within the last several years. As these threats, and government and regulatory oversight of associated risks, continue to evolve, we may be required to expend additional resources to enhance or expand upon the security measures we currently maintain.

In particular, information pertaining to us and our customers is maintained, and transactions are executed, on the networks and systems of cloud networks hosted by third party vendors, our customers and certain of our third-party partners, such as our online account management or reporting systems. The secure maintenance and transmission of confidential information, as well as execution of transactions over these systems, are essential to protect us and our customers against fraud and security breaches and to maintain our clients' confidence. While we have not experienced any such breaches of information security, such breaches may occur through intentional or unintentional acts by those having access or gaining access to our systems or our customers' or counterparties' confidential information, including employees. In addition, increases in criminal activity levels and sophistication, advances in computer capabilities, new discoveries, vulnerabilities in third-party technologies (including browsers and operating systems) or other developments could result in a compromise or breach of the technology, processes and controls that we use to prevent fraudulent transactions and to protect data about us, our customers and underlying transactions, as well as the technology used by our customers to access our systems. We cannot be certain that the security measures we leverage or processors we have in place to protect this sensitive data will be successful or sufficient to protect against all current and emerging threats designed to breach our systems or those of processors. Although we have developed, and continue to invest in, systems and processes that are designed to detect and prevent security breaches and cyber-attacks and periodically test our security, a breach of our systems, or those of processors, could result in losses to us or our customers; loss of business and/or customers; damage to our reputation; the incurrence of additional expenses (including the cost of notification to consumers, credit monitoring and forensics, and fees and fines imposed by the card networks); disruption to our business; our inability to grow our online services or other businesses; additional regulatory scrutiny or penalties; or our exposure to civil litigation and possible financial liability any of which could have a material adverse effect on our business, financial condition and results of operations.

If our enterprise risk management framework is not effective at mitigating risk and loss to us, we could suffer unexpected losses and our results of operations could be materially adversely affected.\

Our enterprise risk management framework seeks to achieve an appropriate balance between risk and return, which is critical to optimizing stockholder value. We have established processes and procedures intended to identify, measure, monitor, report and analyze the types of risk to which we are subject, including operational, regulatory compliance and reputational. However, as with any risk management framework, there are inherent limitations to our risk management strategies as there may exist, or develop in the future, risks that we have not appropriately anticipated or identified. If our risk management framework proves ineffective, we could suffer unexpected losses and our business and results of operations could be materially adversely affected.

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Changes in accounting standards could materially impact our financial statements.

From time to time, the Financial Accounting Standards Board or the SEC may change the financial accounting and reporting standards that govern the preparation of E*Hedge Financial Holding Corp. and its subsidiaries financial statements. Such changes may result in us being subject to new or changing accounting and reporting standards. In addition, the bodies that interpret the accounting standards may change their interpretations or positions on how these standards should be applied. These changes may be beyond our control, can be hard to predict, and can materially impact how we record and report our financial condition and results of operations. In some cases, we could be required to apply a new or revised standard retrospectively, or apply an existing standard differently, also retrospectively, in each case resulting in our needing to revise or restate prior period financial statements.

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We have had limited operations to date and have not generated any revenues. Therefore, we have a limited operating history upon which to evaluate the merits of investing in our company. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations within the following year. If we are unsuccessful in addressing these risks, our business will most likely fail.

We are dependent on outside financing for continuation of our operations.

Because we have not generated revenues and currently operate at a loss, we are completely dependent on the continued availability of financing in order to continue our business. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future. We need the proceeds from this offering to grow our operations. Specifically, there is no minimum number of shares that needs to be sold in this offering for us to access the funds. Given that the offering is a best effort, self-underwritten offering, we cannot assure you that all or any shares will be sold. We have no firm commitment from anyone to purchase all or any of the shares offered. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. We have not taken any steps to seek additional financing.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

New or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance

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matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

Our sole officer and director does not have any prior experience conducting a best-efforts offering or managing a public company.

Our sole executive officer and director does not have any experience conducting a best-effort offering or managing a public company. Consequently, we may not be able to raise any funds or run our public company successfully. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Also, our executive officer's and director's lack of experience of managing a public company could cause you to lose some or all of your investment.

Risks Related to Our Industry and Regulation

Our business, financial condition, results of operations and future prospects could be adversely affected by the highly regulated environment and the laws and regulations that govern our operations, corporate governance, executive compensation and accounting principles, or changes in any of them.

As a Financial holding company, we are subject to extensive examination, supervision and comprehensive regulation by various federal and state agencies that govern almost all aspects of our operations. These laws and regulations are not intended to protect our stockholders. Rather, these laws and regulations are intended to protect customers, and the overall financial stability of the United States. These federal and state laws and regulations, among other matters, prescribe minimum requirements, impose limitations on the business activities in which we can engage, limit the dividend or distributions that the company can pay to us, restrict the ability of institutions to guarantee our debt, and impose certain specific accounting requirements on us that may be more restrictive and may result in greater or earlier charges to earnings or reductions in our liquidity than generally accepted accounting principles would require. Compliance with these laws and regulations is difficult and costly, and changes to these laws and regulations often impose additional compliance costs. Our failure to comply with these laws and regulations, even if the failure follows good faith effort or reflects a difference in interpretation, could subject us to restrictions on our business activities, fines and other penalties, the commencement of informal or formal enforcement actions against us, and other negative consequences, including reputational damage, any of which could adversely affect our business, financial condition, results of operations, capital base and the price of our securities. Further, any new laws, rules and regulations could make compliance more difficult or expensive.

Likewise, the company operates in an environment that imposes income taxes on its operations at both the federal and state levels to varying degrees. Strategies and operating routines have been implemented to minimize the impact of these taxes. Consequently, any change in tax legislation could significantly alter the effectiveness of these strategies.

Various legislative acts are from time to time introduced in Congress and the State Legislature. This legislation may change statutes and the environment in which we operate in substantial and unpredictable ways. With the

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change in U. S. Presidential administration, the new tax law passed "Tax Cuts and Jobs Act of 2017" have ushered changes in which we cannot determine the ultimate effect that legislation has on operations, or implemented via regulation and interpretation with respect thereto, would have on our financial condition or results of operations.

Our businesses outside the U.S. expose us to additional risks that may materially adversely affect our business.

A minority of our business operations are conducted outside the U.S. We are pursuing growth opportunities for our investment fund businesses in a variety of business environments outside the U.S. operating in a select number of different regions and countries exposes us to political, economic, and other risks as well as multiple foreign regulatory requirements that are subject to change, including:

-Economic downturns in foreign countries or geographic regions where we have significant operations;

-Economic tensions between governments and changes in international trade and investment policies, including imposing restrictions on the repatriation of dividends;

-Foreign regulations restricting our ability to offer regulated fund management in those countries;

-Differing labor regulations and union relationships;

-Consequences from changes in tax laws;

-Difficulties in obtaining financing in foreign countries for local operations; and

-Political and economic instability, natural calamities, war, and terrorism. The effects of these risks may, individually or in the aggregate, materially adversely affect

We may be subject to the Community Reinvestment Act and fair lending laws, and failure to comply with these laws could lead to material penalties.

The Community Reinvestment Act ("CRA"), the Equal Credit Opportunity Act, the Fair Housing Act and other fair lending laws and regulations impose nondiscriminatory lending requirements on financial institutions. With respect to E*Hedge Financial, the organization is benevolent upon its ability to partner with established financial organization who is insured by the FDIC up to any applicable legal limit. The company is not seeking membership of the Federal Reserve System and its future deposits will be contingent upon its ability to partner with established banking organizations who are insured by the FDIC up to any applicable legal limit.

We face a risk of noncompliance and enforcement action with various financial regulations and laws, other anti-money laundering and counter terrorist financing statutes and regulations.

The USA PATRIOT Act and other laws and regulations require financial institutions, among others, to institute and maintain an effective anti-money laundering compliance program and to file reports such as suspicious activity reports and currency transaction reports. Our products and services, including our consumer financial business, are subject to an increasingly strict set of legal and regulatory requirements intended to protect consumers and to help detect and prevent money laundering, terrorist financing and other illicit activities. We are required to comply with these and other anti-money laundering requirements. The federal regulatory agencies and the U.S.

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Treasury Department's Financial Crimes Enforcement Network are authorized to impose significant civil money penalties for violations of those requirements and have recently engaged in coordinated enforcement efforts against financial institutions and other financial services providers with the U.S. Department of Justice, Drug Enforcement Administration and Internal Revenue Service. We are also subject to increased scrutiny of compliance with the regulations administered and enforced by the U.S. Treasury Department's Office of Foreign Assets Control. If we violate these laws and regulations, or our policies, procedures and systems are deemed deficient, we would be subject to liability, including fines and regulatory actions, which may include restrictions on our ability to pay dividends and the necessity to obtain regulatory approvals to proceed with certain aspects of our business plan, including our acquisition plans.

Failure to maintain and implement adequate programs to combat money laundering and terrorist financing could also have serious reputational consequences for us. Any of these results could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

White Label and Co-Branded agency bank partners may require us to commit capital resources to support E*Hedge Financial.

Federal law requires that certain Financial Institutions act as a source of financial and managerial strength and to commit resources to support financial operations. Under the "source of strength" doctrine, Federal Regulators may require any agency bank partner to make capital injections into a troubled subsidiary and may charge E*Hedge Financial with engaging in unsafe and unsound practices for failure to commit resources in the event the company's financial strength doesn't meet the individual requirements of agency banking partners. Thus, any borrowing that may be done by the Company to make a required capital injection becomes more difficult and expensive and could have an adverse effect on our business, financial condition and results of operations.

We could be adversely affected by the soundness of other financial institutions and other third parties we rely on.

Financial Institutions are interrelated as a result of trading, clearing, counterparty or other relationships. We have exposure to many different industries and counterparties, and routinely execute transactions with counterparties in the financial services industry, including commercial financial institutions, brokers and dealers, investment banks and other institutional customers. Many of these transactions expose us to risk in the event of a default by a counterparty or client. Furthermore, successful operations of our consumer financial, financial advisory and investment management business depends on the soundness of third party processors, transaction agents and others that we rely on to conduct our businesses. Any losses resulting from such third parties could adversely affect our business, financial condition and results of operations.

We depend on the accuracy and completeness of information about customers and counterparties.

In deciding whether to enter into service agreements or enter into other transactions with our existing and potential customers and counterparties, we may rely on information furnished to us by or on behalf of our existing and potential customers and counterparties, including financial statements and other financial information. We also may rely on representations of our potential customers and counterparties as to the accuracy and completeness of that information and, with respect to financial statements, on reports of independent auditors. In deciding whether to extend financial services and products, we may rely upon our existing and potential customer representations that the respective FICO credit statements conform to issuance standard and that the prospective card holders cash flows are appropriate to sustain allotted risk levels. We also may rely on customer and counterparty representations and certifications, or other financial reports, with respect to the investment and advisory businesses for our existing and potential customers and counterparties. Our financial condition, results of operations, financial reporting and reputation could be negatively affected if we rely on materially misleading, false, incomplete, inaccurate or fraudulent information provided by us by or on behalf of our existing or potential customers or counterparties.

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Our accounting estimates and risk management processes and controls rely on analytical and forecasting techniques and models and assumptions, which may not accurately predict future events.

Our accounting policies and methods are fundamental to how we record and report our financial condition and results of operations. Our management must exercise judgment in selecting and applying many of these accounting policies and methods so they comply with GAAP and reflect management's judgment of the most appropriate manner to report our financial condition and results. In some cases, management must select the accounting policy or method to apply from two or more alternatives, any of which may be reasonable under the circumstances, yet which may result in our reporting materially different results than would have been reported under a different alternative.

Certain accounting policies are critical to presenting our financial condition and results of operations. They require management to make difficult, subjective or complex judgments about matters that are uncertain. Materially different amounts could be reported under different conditions or using different assumptions or estimates. These critical accounting policies include the allowance for operational losses and income taxes. Because of the uncertainty of estimates involved in these matters, we may be required to do one or more of the following: significantly increase the allowance for losses or sustained losses that are significantly higher than the reserve guidelines of agency banking partners; reduce the carrying value of an asset measured at fair value; or significantly increase our accrued tax liability. Any of these could have a material adverse effect on our business, financial condition or results of operations.

Our internal controls, disclosure controls, processes and procedures, and corporate governance policies and procedures are based in part on certain assumptions and can provide only reasonable (not absolute) assurances that the objectives of the system are met. Any failure or circumvention of our controls, processes and procedures or failure to comply with regulations related to controls, processes and procedures could necessitate changes in those controls, processes and procedures, which may increase our compliance costs, divert management attention from our business or subject us to regulatory actions and increased regulatory scrutiny. Any of these could have a material adverse effect on our business, financial condition or results of operations.

Subsidiary investment management contracts are subject to termination on short notice.

Certain subsidiaries revenues are derived from investment management contracts which are typically terminable, without the payment of a penalty, in the case of contracts with mutual fund or separate account clients, upon 1 day notice, and, in the case of some institutional contracts, upon 30 days notice. Because of this, clients of certain subsidiaries may withdraw funds from accounts under management by the subsidiaries generally in their sole discretion. In addition, many of the subsidiaries' contracts generally don't provide for fees payable for investment management services based on the market value of assets under management, although a portion also provide for the payment of fees based on investment performance. Because some contracts provide for a fee based on market values of securities, fluctuations in securities prices may have an adverse effect on the Companies consolidated results of operations and financial condition. Changes in the investment patterns of clients will also affect the total assets under management. In addition, in the case of contracts which provide for the payment of performance-based fees, the investment performance of the subsidiaries will affect the Companies consolidated results of operations and financial condition. Some of the subsidiaries' fees will be lower than those of other investment managers for similar types of investment services. Each subsidiaries ability, to maintain high levels of operating profit margins is dependent on the ability of the subsidiaries to provide clients with investment returns and service that will cause clients to be willing to sustain investments over a long period of time. There can be no assurance that any given subsidiary will be able to retain its fee structure or, with such fee structure, retain its clients in the future.

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Risks Related to the Offering and an Investment in Our Common Stock

We are selling the shares in this offering without an underwriter and may be unable to sell any shares.

This offering is a best efforts offering; there is no plan or arrangement to enter into any contracts or agreements to sell the common shares with an underwriter. Furthermore, in order to comply with the applicable securities laws of certain states, the securities will be offered or sold in states if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the company will be in compliance. In addition, we may have to seek alternative financing to expand our business operations. We do not have any plans to seek this alternative financing at present time.

Risks related to owning our common shares differs significantly from an underwritten initial public offer.

This is not an underwritten initial public offering. This listing differs from an underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

-There are no underwriters. Consequently, after the effective date of the registration statement and prior to the opening of trading on the public exchanges, we intend to apply to list our common stock on the International Stock Exchange or Euronext Access operated by the Euronext Access Paris., subsequently, there will be no book building process and no price at which underwriters initially sold shares to the public to help inform efficient price discovery with respect to the opening trades on the exchanges. Therefore, buy and sell orders submitted prior to and at the opening of trading of our ordinary shares on the exchanges will not have the benefit of being informed by a published price range or a price at which the underwriters typically sell shares to the public. Moreover, there will be no underwriters assuming risk in connection with the initial resale of our ordinary shares. Additionally, because there are no underwriters, there is no underwriters option to purchase additional shares to help stabilize, maintain, or affect the public price of our ordinary shares on the exchanges immediately after the listing. In an underwritten initial public offering, the underwriters may engage in "covered" short sales in an amount of shares representing the underwriters option to purchase additional shares. To close a covered short position, the underwriters purchase shares in the open market or exercise the underwriters option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters typically consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters option to purchase additional shares. Purchases in the open market to cover short positions, as well as other purchases underwriters may undertake for their own accounts, may have the effect of preventing a decline in the market price of shares. Given that there will be no underwriters option to purchase additional shares or otherwise underwriters in engaging in stabilizing transactions, there could be greater volatility in the public price of our ordinary shares during the period immediately following the listing. may undertake for their own accounts, may have the effect of preventing a decline in the market price of shares. Given that there will be no underwriters option to purchase additional shares or otherwise underwriters in engaging in stabilizing transactions, there could be greater volatility in the public price of our ordinary shares during the period immediately following the listing.

There is not a fixed number of securities available for sale. Therefore, there can be no assurance that any shareholders or other existing shareholders will sell any or all of their common shares and there may initially be a lack of supply of, or demand for, common shares on the public markets. Alternatively, we may have a large number of shareholders or other existing shareholders who choose to sell their common shares in the near-term resulting in oversupply of our ordinary shares, which could adversely impact the public price of our ordinary shares once listed on the public markets.

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-We will not conduct a traditional "roadshow" with underwriters prior to the opening of trading on the public exchanges. Instead, we intend to host multiple virtual investor days, as well as engage in certain other investor education meetings. In advance of the investor day, we will announce the date for such day over financial news outlets in a manner consistent with typical corporate outreach to investors. We will prepare an electronic presentation for this investor day, which will have content similar to a traditional roadshow presentation, and make one version of the presentation publicly available, without restriction, on a website. There can be no guarantees that the investor day and other investor education meetings will have the same impact on investor education as a traditional "roadshow" conducted in connection with an underwritten initial public offering. As a result, there may not be efficient price discovery with respect to our ordinary shares or sufficient demand among investors immediately after our listing, which could result in a more volatile public price of our ordinary shares.

Such differences from an underwritten initial public offering could result in a volatile market price for our ordinary shares and uncertain trading volume and may adversely affect your ability to sell your ordinary shares.

An active, liquid trading market for our common stock may not develop, and you may not be able to sell your common stock at or above the public offering price, or at all.

Prior to this offering, there has been no public market for our common stock. An active trading market for shares of our common stock may never develop or be sustained following this offering. If an active trading market does not develop, you may have difficulty selling your shares of common stock at an attractive price, or at all. In addition, we anticipate that, upon completion of this offering, the issuance of common stock may be eligible for quotation on the Euronext Access or International Stock Exchange respectively. If for any reason, however, our securities are not eligible for initial or continued quotation on the Euronext Access or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

The price of our common stock could be volatile following this offering.

The market price of our common stock following this offering may be volatile and could be subject to wide fluctuations in price in response to various factors, some of which are beyond our control. These factors include, among other things:

-general economic conditions and overall market fluctuations;

-actual or anticipated fluctuations in our quarterly or annual operating results;

-changes in accounting standards, policies, guidance, interpretations or principles;

-the public reaction to our press releases, our other public announcements and our filings with the SEC;

-changes in financial estimates and recommendations by securities analysts following our stock, or the failure of securities analysts to cover our common stock after this offering;

-changes in earnings estimates by securities analysts or our ability to meet those estimates;

-the operating and stock price performance of other comparable companies;

-the trading volume of our common stock;

-new technology used, or services offered, by competitors;

-changes in business, legal or regulatory conditions, or other developments affecting the financial services industry, participants in our industry, and publicity regarding our business or any of our significant

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customers or competitors; and

-future sales of our common stock by us, directors, executives and significant stockholders.

The realization of any of the risks described in this "Risk Factors" section could have a material adverse effect on the market price of our common stock and cause the value of your investment to decline. In addition, the stock market experiences extreme volatility that has often been unrelated to the operating performance of particular companies. These types of broad market fluctuations may adversely affect investor confidence and could affect the trading price of our common stock over the short, medium or long term, regardless of our actual performance. If the market price of our common stock reaches an elevated level following this offering, it may materially and rapidly decline. In the past, following periods of volatility in the market price of a company's securities, stockholders have often instituted securities class action litigation. If we were to be involved in a class action lawsuit, we could incur substantial costs and it could divert the attention of senior management and have a material adverse effect on our business, financial condition and results of operations.

A future issuance of stock could dilute the value of our common stock.

We may sell additional shares of common stock, or securities convertible into or exchangeable for such shares, in subsequent public or private offerings. Upon completion of this offering, there will be additional shares of our common stock issued and outstanding. Those shares outstanding do not include the potential issuance, of shares of our common stock subject to issuance upon exercise of outstanding stock options under our 2019 Equity Incentive Plan, or additional shares of our common stock that were reserved for issuance under our 2019 Performance Incentive Plan. Future issuance of any new shares could cause further dilution in the value of our outstanding shares of common stock. We cannot predict the size of future issuances of our common stock, or securities convertible into or exchangeable for such shares, or the effect, if any, that future issuances and sales of shares of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares issued in connection with an acquisition), or the perception that such sales that could occur, may adversely affect prevailing market prices of our common stock.

An investment in our common stock is not an insured deposit and is not guaranteed by the FDIC, so you could lose some or all of your investment.

An investment in our common stock is not a Financial deposit and, therefore, is not insured against loss or guaranteed by the FDIC, any other deposit insurance fund or by any other public or private entity. An investment in our common stock is inherently risky for the reasons described herein. As a result, if you acquire our common stock, you could lose some or all of your investment.

Our common stock is subordinate to our existing and future indebtedness.

Shares of our common stock are equity interests and do not constitute indebtedness. As such, our common stock ranks junior to any client deposits and indebtedness, and other non-equity claims on us, with respect to assets available to satisfy claims.

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You will incur immediate dilution as a result of this offering.

If you purchase our common stock, you may pay more for your shares than the net tangible book value per share immediately following consummation of this offering. Accordingly, if we were to be liquidated at our book value immediately following this offering, you would not receive the full amount of your investment.

Our management will have broad discretion as to the use of proceeds from this offering, and we may not use the proceeds effectively.

We are not required to apply any portion of the net proceeds of this offering for any particular purpose. Accordingly, our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of this offering. A portion of the proceeds from this offering are expected to be held to provide additional capital as a future cushion against minimum regulatory capital requirements, which may tend to reduce our return on equity as opposed to if such proceeds were used for further growth. Our stockholders may not agree with the manner in which our management chooses to allocate and invest the net proceeds. We may not be successful in using the net proceeds from this offering to increase our profitability or market value and we cannot predict whether the proceeds will be invested to yield a favorable return.

The reduced disclosures and relief from certain other significant disclosure requirements that are available to emerging growth companies may make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that apply to other public companies that are not "emerging growth companies." These exemptions include the following:

-not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

-less extensive disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

-exemptions from the requirements to hold nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, even if we comply with the greater obligations of public companies that are not emerging growth companies immediately after this offering, we may avail ourselves of the reduced requirements applicable to emerging growth companies from time to time in the future, so long as we are an emerging growth company.

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We will remain an emerging growth company for up to five years, though we may cease to be an emerging growth company earlier under certain circumstances, including if, before the end of such five years, we are deemed to be a large accelerated filer under the rules of the SEC (which depends on, among other things, having a market value of common stock held by non-affiliates in excess of $700 million). Investors and securities analysts may find it more difficult to evaluate our common stock because we will rely on one or more of these exemptions. If, as a result, some investors find our common stock less attractive, there may be a less active trading market for our common stock, which could result in a reductions and greater volatility in the prices of our common stock.

The obligations associated with being a public company will require significant resources and management attention, which may divert from our business operations.

As a result of this offering, we will become subject to the reporting requirements of the Securities Exchange Act of 1934, or Exchange Act, and the Sarbanes-Oxley Act. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition with the SEC. The Sarbanes Oxley Act requires, among other things, that we establish and maintain effective internal controls and procedures for financial reporting. As a result, we will incur significant legal, accounting and other expenses that we did not previously incur. We anticipate that these costs will materially increase our general and administrative expenses. Furthermore, the need to establish the corporate infrastructure demanded of a public company may divert management's attention from implementing our strategic plan, which could prevent us from successfully implementing our growth initiatives and improving our business, results of operations and financial condition.

As an "emerging growth company" as defined in the JOBS Act, we intend to take advantage of certain temporary exemptions from various reporting requirements, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and an exemption from the requirement to obtain an attestation from our auditors on management's assessment of our internal control over financial reporting. When these exemptions cease to apply, we expect to incur additional expenses and devote increased management effort toward ensuring compliance with them.

We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs. For example, when evaluating our internal controls over financial reporting, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. We cannot be certain as to the timing of completion of our evaluation, testing and any remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner or with adequate compliance, our independent registered public accounting firm may issue an adverse opinion due to ineffective internal controls over financial reporting, and we may be subject to sanctions or investigation by regulatory authorities, such as the SEC. As a result, there could be a negative reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

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We have not historically declared or paid cash dividends on our common stock and we do not expect to pay dividends on our common stock in the foreseeable future. Consequently, your only opportunity to achieve a return on your investment in the foreseeable future is if the price of our common stock appreciates.

The holders of our common stock will receive dividends if and when declared by our board of directors out of legally available funds. Our board of directors has not declared a dividend on our common stock since our inception. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including our future earnings, capital requirements, financial condition, future prospects, regulatory restrictions, and other factors that our board of directors may deem relevant.

Our principal business operations are conducted through our subsidiaries. Cash available to pay dividends to our stockholders is derived primarily, if not entirely, from dividends paid by each subsidiary to us. The ability of our subsidiaries to pay dividends to us, as well as our ability to pay dividends to our stockholders, will continue to be subject to, and limited by, certain legal and regulatory restrictions. Further, any lenders making loans to us may impose financial covenants that may be more restrictive with respect to dividend payments than the regulatory requirements.

If equity research analysts do not publish research or reports about our business, or if they do publish such reports but issue unfavorable commentary or downgrade our common stock, the price and trading volume of our common stock could decline.

The trading market for our common stock could be affected by whether equity research analysts publish research or reports about us and our business. We cannot predict at this time whether any research analysts will publish research and reports on us and our common stock. If one or more equity analysts do cover us and our common stock and publish research reports about us, the price of our stock could decline if one or more securities analysts downgrade our stock or if those analysts issue other unfavorable commentary or cease publishing reports about us or our business.

If any of the analysts who elect to cover us downgrades our stock, our stock price could decline rapidly. If any of these analysts ceases coverage of us, we could lose visibility in the market, which in turn could cause our common stock price or trading volume to decline and our common stock to be less liquid.

Our director and executive officer beneficially owns a significant portion of our common stock and has substantial influence over us.

Our directors and executive officers, as a group, beneficially owned the majority of our outstanding common stock as of February 28, 2019. As a result of this level of ownership, our directors and executive officers have the ability, by taking coordinated action, to exercise significant influence over our affairs and policies. The interests of our directors and executive officers may not be consistent with your interests as a stockholder. This influence may also have the effect of delaying or preventing changes of control or changes in management, or limiting the ability of our other stockholders to approve transactions that they may deem to be in the best interests of our Company.

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Use Of Proceeds

The company estimates that, at a per share price of $1.00, the net proceeds from the sale of 10,000,000 shares in this offering will be approximately $10,000,000, after deducting the estimated offering expenses including marketing, other legal, sales and accounting professional fees, technology fees associated with hosting our offering online and other expenses).

The following table sets forth a breakdown of our estimated use of our net proceeds as we currently expect to use them, assuming the sale of, respectively, 25%, 50%, 75% and 100% of the maximum number of shares offered for sale in this offering.

	100% Shares	%	75% Shares	%	50% Shares	%	25% Shares	%
Assumed percentage of shares sold	Sold	Total	Sold	Total	Sold	Total	Sold	Total
Gross Proceeds	$ 10,000,000		$ 7,500,000		$ 5,000,000		$ 2,500,000
Offering Expenses	$ 400,000	4%	$ 225,000	3%	$ 400,000	4%	$ 200,000	8%
Global Sales & Marketing	$ 3,300,000	33%	$ 3,300,000	44%	$ 1,650,000	33%	$ 675,000	27%
Working Capital	$ 3,300,000	33%	$ 2,475,000	33%	$ 1,650,000	33%	$ 1,600,000	64%
Product Development	$ 1,300,000	13%	$ 750,000	10%	$ 350,000	7%	$ 25,000	1%
General Administration	$ 700,000	7%	$ 525,000	7%	$ 300,000	6%		$0%
General Corporate Purposes	$ 1,000,000	_10%_	$ 225,000	_3%_	$ 650,000	_17%_	$	_0%_
Total Use of Proceeds(1)	$ 10,000,000	100%	$ 7,500,000	100%	$ 5,000,000	100%	$ 2,500,000	100%

(1) This section includes all sales of Common Stock.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management's best estimates based on the current status of the Company's proposed operations, plans, investment objectives, capital requirements, and financial conditions. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total Offering amount, may cause the Company to modify the above-described allocation of proceeds. The Company's use of proceeds may vary significantly in the event any of the Company's assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the Offering as unanticipated events or opportunities arise. Additionally, the Company may from time to time need to raise more capital to address future needs.

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MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with "Selected Historical Consolidated Financial Data" and our consolidated financial statements and the accompanying notes included elsewhere in this offering circular. This discussion and analysis contains forward-looking statements that are subject to certain risks and uncertainties and are based on certain assumptions that we believe are reasonable but may prove to be inaccurate. Certain risks, uncertainties and other factors, including those set forth under and elsewhere in this offering circular, may Cautionary Note Regarding Forward-Looking Statements, "Risk Factors" and elsewhere in this offering circular, may cause actual results to differ materially from those projected results discussed in the forward-looking statements appearing in this discussion and analysis. We assume no obligation to update any of these forward-looking statements.

Overview

We are a Delaware corporation and a financial holding company with offices in Seattle, WA. We offer a broad range of financial services through our business units consisting of E*Hedge Securities, E*Hedge Capital, E*Hedge Advisors, and E*Hedge Real Estate Investments, E*Hedge Financial. Our founding member, includes our Chief Executive Officer Devon Parks, recognized multiple needs in financial sectors for a service provider who is oriented in client centric engagement and solution oriented products. For evolving consumer financial needs and taste which is often overlooked or deprioritized by larger financial institutions. E*Hedge Financial Holding Corp. was established in 2019 with the goal of helping clients grow assets and connect with financial products designed for everyday spending needs. Our motto, "Powerful Platforms for Financial Growth" is a reflection of our multi-tiered approach to serving our community and developing a middle-market financial organization that shares the same drive for solid performance and lasting relationships as our clients.

By combining the high-touch service and relationship-based focus into an emerging growth small financial holding company, we select to focus on a selective suite of financial products and services offered by our largest competitors, we believe that we are well-positioned to continue to capitalize on the significant growth of market opportunities available in each market served. In addition to pending financial card issuance services via, E*Hedge Financial card business, we also offer through our subsidiaries Real Estate Holdings, via emerging developmental stage real estate holding corporation with a commercial focus on revenue generating residential apartment properties via investment funds, open end fund management and financial advisory services, regulatory approval pending passively and managed mutual funds focused on both European and Asian markets, a data-driven, quantitatively-minded and application-focused financial advisory service for implementing mathematical tools to build algorithm, quantitative models for capital markets, automated investment-grade advisory services for corporate notes and securities. These activities, together with our strategically located offices, provide a platform for stable growth in risk-adjusted operations.

As a financial holding company, we may be subject to supervision by federal and state regulators. We will be required to file with the SEC annual and quarterly reports and other information regarding our business operations and the business operations of our subsidiaries. E*Hedge Financial Holding Corp and its subsidiaries, more specifically E*Hedge Financial a subsidiary, is subject to primary supervision, periodic examination and regulation by various state regulatory agencies and federal laws as applicable through partnership with any co-branding financial institution subject to FDIC, state or federal regulatory oversight.

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The following discussion and analysis is intended to assist readers in their analysis and understanding of our consolidated financial statements and selected financial information appearing in this offering circular and should be read in conjunction therewith. This discussion and analysis presents our financial condition and results of operations on a consolidated basis, unless otherwise specified.

The subsidiaries revenue streams are derived from the provision of investment management service fees, financial advisory service fees, income from revenue producing real estate holdings, REIT funds and fund management fees, debit card fees, and net returns from investments which serve as a medium for both liquidity and returns. Various fees and returns are usually determined as a percentage fees or interest charge on periodic values of a client's assets under management, fees as derived from subsequent contractual obligations or balance as related to outstanding interest fees.

The Companies level of profitability will depend on a variety of factors including principally: (i) the level of subsidiary revenues, which is dependent on the ability of the subsidiaries and any future acquisitions to acquire new assets as related to operations; (ii) the receipt of dividends, which is dependent on the ability of the subsidiaries and future acquisitions to maintain certain levels of operating profit margins; (iii) the availability and cost of the capital with which qualifying subsidiaries finance their investments; (iv) the Company's success in attracting new investment inflows and the terms upon which such transactions are completed; (v) the level of intangible assets and the associated amortization resulting from the Company's operations; (vi) the level of expenses incurred by the companies operations, including compensation for its employees; and (vii) the level of taxation to which the Company is subject, all of which are, to some extent, dependent on factors which are not in the Company's control.

The Companies level of profitability will depend on a variety of factors including principally: (i) the level of subsidiary revenues, which is dependent on the ability of the subsidiaries and any future acquisitions to acquire new assets as related to operations; (ii) the receipt of dividends, which is dependent on the ability of the subsidiaries and future acquisitions to maintain certain levels of operating profit margins; (iii) the availability and cost of the capital with which qualifying subsidiaries finance their investments; (iv) the Company's success in attracting new investment inflows and the terms upon which such transactions are completed; (v) the level of intangible assets and the associated amortization resulting from the Company's operations; (vi) the level of expenses incurred by the companies operations, including compensation for its employees; and (vii) the level of taxation to which the Company is subject, all of which are, to some extent, dependent on factors which are not in the Company's control.

In regards to how any fees will be reflected on financial statements; advisory fees billed in advance will not reflect subsequent changes in the market value of assets under management for that period. Conversely, advisory fees billed in arrears will reflect changes in the market value of assets under management for that period. In addition, several of the subsidiaries charge performance-based fees to certain of their clients; these performance-based fees result in payments to the applicable subsidiaries if specified levels of investment performance are achieved.

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Key Factors Affecting Our Businesses Future Financial Statements

Economic Conditions. Our business and financial performance are affected by economic conditions generally in the United States and we may in the future operate in European and Asian markets in which we focus on the management of investment funds. The significant economic factors that are most relevant to our business and our financial performance include general economic conditions in the U.S. and as it relates to, unemployment rates, financial markets and interest rates.

Interest Rates. Our profitability in respect to future operations will be partially dependent on the difference between portfolio interest income and interest expenses related to servicing receivables and back end operations. Additionally, we may obtain a significant portion of noninterest income through our financial advisory and investment management subsidiaries. These factors are influenced by both the pricing and mix of assets and interest-bearing liabilities which, in turn, are impacted by external factors such as national economic conditions, competition for clients, and in the case of white label or co-branded card issuing E*Hedge Financial the monetary policy adopted by our issuing partners as it relates to federal regulations and market interest rates.

We anticipate that interest rates will continue to increase. We also believe that rates once increased, will generate modest incremental effects on any future interest bearing portfolios.

Financial Laws and Regulations. E*Hedge Financial is a financial service firm focused on the issuance of debit card products as it relates to agency banking and co-branded agreements in relation to future operations. The company will be organized under the laws of the State of Delaware. The company is not seeking membership within the Federal Reserve System and future deposits will be contingent upon its ability to partner with established banking organizations who are insured by the FDIC up to any applicable legal limit. E*Hedge Financial Holding Corp. is a holding company, due to its control of E*Hedge Financial, and may be subject to the requirements of the Bank Holding Company Act if in the event E*Hedge Financial were to acquire a banking organization or apply for state or national charter, and then subject to regulation and supervision by federal regulators. In this event the company would file reports and would be subject to periodic examination by banking regulators.

As described further under "Supervision and Regulation," consumer financial services geared toward credit and debit card transactions are subject to extensive regulation and supervision, which continue to evolve as the legal and regulatory framework governing our operations continues to change. The current operating environment also has heightened supervisory expectations in areas such as consumer compliance, the financial secrecy and anti-money laundering compliance, risk management and internal audit. As a result of these heightened expectations, we expect to incur intermittent costs for additional compliance, risk management and audit personnel and professional fees associated with advisors and consultants as it relates to banking agency or co-branded agreements.

Credit Trends. The company will implement the procedures of financial institutional partners and internal contols to mitigate future credit risk. Disciplined acquisition of crdit products and issuance of card products, as well as active credit management processes and procedures to manage risk and minimize loss throughout the life of an account holder will play vital roles. The company will seek to maintain a concentrated portfolio in terms of the type of customer, type of credit risks, geographic area and industries in which subsidiary businesses are engaged. However, future credit trends in the markets in which we operate can materially impact our financial condition and performance and are primarily driven by the economic conditions in our markets.

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Competition. Our profitability and growth is affected by the highly competitive nature of the financial services industry. We will compete with commercial banks, savings banks, credit unions, non-Financial financial services companies, investment companies and other financial institutions operating within the areas we serve, particularly with national and regional Financial organizations that often have more resources than we do to invest in growth and technology with strong local ties, all of which target the same clients we may seek to acquire. We expect to have competitive pressures on credit rates, terms and competition for investment inflows for our financial management subsidiaries.

Results of Operations Metrics

Net Income. We evaluate our net income based on measures including return on average assets, return on average equity and efficiency ratio.

Interest Income and Interest Expense. We may incur interest expense as dictated through agency banking or cobranded debit card partnership agreements.

Net Interest Income. We evaluate our net income based on measures including return on average assets, return on average equity and efficiency ratio.

Non-interest Income. We anticipate a significant portion of noninterest income through our investment management, real estate holdings, real estate investment funds, financial advisory and consulting businesses.

Non-interest Expense. Non-interest expense includes salary and employee benefits, occupancy expense, professional and consulting expenses, future co-branding expenses if applicable, local state assessments and other operating expenses. We monitor the ratio of non-interest expense to the sum of net interest income and non-interest income, which is commonly known as the efficiency ratio.

Income Tax Expense. We recognize interest and/or penalties related to income tax matters in income tax expenses.

Consolidated Revenue. The Company's consolidated revenues represent the combined revenue streams of a subsidiaries reported quarterly and annually for conducting operations in subsequent dividends are issued to E*Hedge Financial Holding Corp. to consolidate said revenues.

Assets under management. We anticipate a portion of our revenues to derive from fees generated from "assets under management" which include assets directly managed as well as assets underlying overlay strategies which employ securities, synthetic futures, options, currency swaps related to asset back securitization or other derivative securities to achieve a particular hedging or investment objective.

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Results of Operations As Of February 28, 2019 (inception) to December 31, 2019.

From inception, February 28, 2019 to December 31, 2019 the company has had no revenues.

General. Net income (remained stagnant as developmental stage operations proceeded for the period commencing from February 28, 2019 from minimal net income. The results in net income and minimal growth in non-interest income, were partially offset by incoming investment funds to address a slight increase in non-interest expenses.

Net Income. We recorded a minimal income for the period commencing from February 28, 2019.

Interest Income.  The company didn't produce earned interest income from the period commencing from February 28, 2019.

We expect a preliminary agreement with applicable financial institutions and subsequent evaluations in regards to successfully increasing interest income once said approvals and agreements have been met product implementation underway.

Interest Expense. Interest expenses remained at zero for the period commencing from February 28, 2019.

Net Interest Income. We have not earned any form of interest income for the period commencing from February 28, 2019. Subsequently, we are yet to develop an average yield on interest earning and the average rate to be paid on interest bearing liabilities will not become known until said liabilities are considered in the future.

	For the Period Commencing from February 28, 2019	Change
	2019	Amount	Percent

Net Interest Income
Investment Portfolio Interest Income(1)	$0	$0	0
Interest From Funding Sources	(0)	(0)	(0)
Total net interest income	$0	$0	0

(1) Due to E*Hedge Financial being a non-commercial banking institution to be organized under the laws of the State of Delaware the company is dependent on partnership agreements with regulated banking institutions for the issuance of card products & subsequent interest fees.

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Non-interest Income. The company has earned nominal income from the period commencing from February 28, 2019.

Non-interest Expense. Total operating expenses from inception to December 31, 2019 were $5,959.22 was spent on general and administrative costs and $65,000 was spent on professional fees.

As a result of the foregoing, the company generated a net loss of $70,959.

Assets under management. The company has not generated fees from "assets under management" which include assets which may be directly managed as well as assets underlying overlay strategies which employ securities, synthetic futures, options, asset backed securities or other derivative securities to achieve a particular hedging or investment with no reportable assets For the Period Commencing from February 28, 2019 to December 31, 2019.

Monthly Operating Expenses. Currently, the company pays the operating expenses of our subsidiaries regional offices. As of December 31, 2019, the companies monthly expected burn rate for operating expenses is approximately $10,000 per month. The company will not be reimbursed for these aforementioned expenses until the company determines, in its sole discretion, that the company has raised sufficeient capital in this offering.

All monthly expenses will be reported to the company quarterly. Monthly operating expenses include the following:

-Compensation and contractors

-Expenses related to local marketing

-Promotion and public relations

-Travel

-Insurance

-Technology

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Consolidated Revenue. The Company's consolidated revenue streams consist of each subsidiaries reported quarterly and annual revenues for conducting operations in subsequent issuance of dividends to E*Hedge Financial Holding Corp., consequently the company currently has no consolidated revenue reportable For the Period Commencing from February 28, 2019 to December 31, 2019 .

Income Tax Expense. The company currently has minimal income tax liabilities in addition to minimal tax expenses recorded for the period commencing from February 28, 2019.

Liquidity and Capital Resources

Liquidity is the ability to meet current and future financial obligations of a short-term nature. Our primary sources of funds consist of our sole officer and director, Devon Parks, loaning us $63,494 to fund E*Hedge Financial Holding Corp. under a demand promissory note. The note bears interest at 8.5% per annum. All principal and accrued interest is due two business days after receipt of the demand for payment. The company plans to continue to raise additonal capital through additonal offerings and mortgage finaning. Absent additonal capital, the company may be forced to significantly reduce expenses and could become insolvent.

We have no material commitments or demands that are likely to affect our liquidity other than set forth below. In the event loan demand were to become due faster than expected, or any unforeseen demand or commitment were to occur, we could access borrowing capacity or obtain additional funds through alternative loan facilities.

Pending regulatory approvals E*Hedge Financial and the company may be subject to various regulatory capital requirements administered by future banking agency and co-branded card partners. For the period commencing from February 28, 2019 to December 31, 2019 E*Hedge Financial had no applicable regulatory capital requirements, and was not considered "well capitalized" under any applicable regulatory guidelines.

The net proceeds from the stock offering will initially increase our liquidity and capital resources. Over time, the initial level of liquidity will be reduced as net proceeds from the stock offering are used for general corporate purposes, including the funding of operational expansions. Our financial condition and results of operations will be enhanced by the net proceeds from the stock offering, resulting in enhanced consolidated revenue and assets under management. However, due to the increase in equity resulting from the net proceeds raised in the stock offering, as well as other factors associated with the stock offering, our return on equity will be adversely affected following the stock offering.

The Company and E*Hedge Financial will manage their capital to comply with our internal planning targets and any future capital requirements administered by banking agency or co-branded card partners.

The company will review capital levels on a monthly basis. The company currently has no applicable regulatory capital requirements, and was not considered "well capitalized" under regulatory guidelines, while the company will remain positioned for capital requirements pending agreements through agency banking and co-branded card partners.

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Plan of Operations

Upon completion of this offering, the company intends to fund operations with the proceeds from this offering for our internal investments in our people and infrastructure, this includes the purchase of conjoining business assets, the building and design of unique and differentiated financial products, the hiring and staffing of experienced personel pertaining to operations, marketing and distribution. Establishing, online service platforms and implementing established software technologies. Approximately costs for each stage of developing a financial service firm are as follows:

Approximately costs for each stage of developing a financial service firm are as follows:

-Operating lease obligations: up to $25,000

-Reseach and Development costs: up to $24,500

-Marketing and Development costs: up to $100,000

-Employee related expenses: up to $300,000

The company intends to facilitate the ongoing management and expansion of fiancial service operations. During a two year time period the company will focus on hiring training executive management and operational employees.

As of December 31, 2019, the company is actively idenfifying financial service firm assets and acquisition targets. The company intends to finance some of the purchase of the financial service firm from proceeds of this offering.

Over the next 12 months, the company plans to complete the following outlined initatives:

-Select and initiate the acquisition of one 20,000 sq ft headquarters location

-Finanalize site and development plans per the overall space and size requirements

-Apply for and receive building permits

-Execute a general contracting agreement

-Hire a general manager/ operatons team to facilitate the development.

-Engage legal, engineers, and general consultants for the overall development and of each regional office.

Beginning in Q1 2020 the company intends to complete the following:

-Oversee and manage the set-up, finish, equipping and staffing of the Miami regional office location in order to expand regular operations.

Financial Condition

The primary factors we use to evaluate and manage our financial condition include liquidity, assets under management and capital.

Liquidity

We manage liquidity based upon factors that include the short-term funding sources used to fund assets, the amount of funding on hand used to fund assets, the availability of unused funding sources, off-balance sheet obligations, the availability of assets to be readily converted into cash without undue loss, the amount of cash and liquid securities we may hold from time to time, and the re-pricing characteristics and maturities of our assets when compared to the re-pricing characteristics of our liabilities, the ability to securitize and sell certain pools of assets and other factors.

Assets Under Management

We manage the diversification and quality of our assets under management based upon factors that include the level of inflows under fund management, distribution of funds under management, severity and trend of general market actions, classification of assets under management, nonperforming and restructured asset classes under management, the adequacy of our allowance for capital gains and losses, discounts and long term investment commitments, the diversification and quality of the investment portfolios.

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Critical Accounting Policies

Critical accounting estimates are necessary in the application of certain accounting policies and procedures and are particularly susceptible to significant change. Critical accounting policies are defined as those involving significant judgments and assumptions by management that could have a material impact on the carrying value of certain assets or on income under different assumptions or conditions. Management believes that the most critical accounting policies, which involve the most complex or subjective decisions or assessments, are as follows:

Goodwill and Other Intangible Assets

Goodwill represents the excess of consideration transferred in business combinations over the fair value of tangible and identifiable intangible assets acquired. Goodwill is to be assessed annually for impairment or more frequently if events or circumstances indicate that impairment may have occurred.

Goodwill acquired in a purchase business combination that is determined to have an indefinite useful life, is not amortized, but tested for impairment as described above. Upon regulatory approvals we will perform our annual impairment test in the fourth quarter. Goodwill is the only intangible asset with an indefinite life on our balance sheet.

Income Taxes

Management makes estimates and judgments to calculate various tax liabilities and determine the recoverability of various deferred tax assets, which arise from temporary differences between the tax and financial statement recognition of revenues and expenses. Management also estimates a reserve for deferred tax assets if, based on the available evidence, it is more likely than not that some portion or all of the recorded deferred tax assets will not be realized in future periods. These estimates and judgments are inherently subjective. In the future, management's estimates and judgments to calculate the deferred tax accounts may not require significant revision.

In evaluating our ability to recover deferred tax assets, management considers all available positive and negative evidence, including the past operating results if any and forecasts of future taxable income. In determining future taxable income, management makes assumptions for the amount of taxable income, the reversal of temporary differences and the implementation of feasible and prudent tax planning strategies. These assumptions require the company to make judgments about the future taxable income and are consistent with the plans and estimates used to manage the business. Any reduction in estimated future taxable income may require us to record a valuation allowance against the deferred tax assets. An increase in the valuation allowance would result in additional income tax expense in the period and could have a significant impact on future earnings.

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Stock-Based Compensation

We will in the future sponsor incentive stock option plans under which options may be granted periodically to all of our full-time employees, directors or affiliates at a specific exercise price to acquire shares of our stock. Shares are issued out of authorized unissued common shares. Compensation cost is measured based on the estimated fair value of the award at the grant date and is recognized in earnings on a straight-line basis over the requisite service period. The fair value of stock options is estimated at the date of grant using the Black-Scholes option pricing model. This model requires assumptions as to the expected stock volatility, dividends, terms and risk-free rates. We use the calculated value method to account for our options. The company determined that in the case of E*Hedge Financial the SNL Small Cap U.S. Financial Index is representative of the industry and has used the historical closing return values of that index to estimate volatility. The expected term represents the period of time that options are expected to be outstanding from the grant date. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for the appropriate life of each option.

Emerging Growth Company

Pursuant to the JOBS Act, an emerging growth company is provided the option to adopt new or revised accounting standards that may be issued by the Financial Accounting Standards Board ("FASB") or the SEC either (i) within the same periods as those otherwise applicable to non-emerging growth companies or (ii) within the same time periods as private companies. We have irrevocably elected to adopt new accounting standards within the public company adoption period.

In accordance with the JOBS Act, we may take advantage of some of the reduced regulatory and reporting requirements that are available to it so long as we qualify as an emerging growth company, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation, and exemptions from the requirements of holding non-binding advisory votes on executive compensation and golden parachute payments.

Relaxed Ongoing Reporting Requirements

At some point after the completion of this offering, we expect to seek to qualify our Common Stock for quotation on the New York Stock Exchange American and elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an "emerging growth company" (as defined in the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an "emerging growth company", we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not "emerging growth companies", including but not limited to:

-not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

-taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

-being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

-being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

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We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an "emerging growth company" for up to five years, although if the market value of our Capital Stock that is held by non-affiliates exceeds $700 million as of any date before that time, we would cease to be an "emerging growth company" as of the following December 31.

If we do not become a public reporting company under the Exchange Act for any reason, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A. The ongoing reporting requirements under Regulation A are more relaxed than for "emerging growth companies" under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuers fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuers fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not "emerging growth companies", and our stockholders could receive less information than they might expect to receive from more mature public companies.

Related Party Transactions

The Company and its officers and directors own the majority of the issued and outstanding controlling shares of the Company. Consequently, they control the operations of the Company and will have the ability to control all matters submitted to stockholders for approval, including, but not limited to:

-Election of the Board of Directors

-Removal of any Directors

-Amendments to the Companies Articles of Incorporation or bylaws;

-Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Thus, our officers and directors will have control over the Company's management and affairs. Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer for the Common Stock.

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DESCRIPTION OF BUSINESS

Our Company

E*Hedge Financial Holding Corp. is a non-banking financial service company headquartered in Seattle WA. Our goal is to create a bold, and responsible financial organization focused on leading brands working closely with, Devon Parks, the Chairman, CEO of E*Hedge Financial Holding Corp or "E*Hedge Financial Group " we seek to operate efficient financial service firms, as well as to grow the portfolio of subsidiaries through strategic acquisitions.

Currently, we have 5 business units:

E*Hedge Capital, a Mutual Fund Management subsidiary, actively manages the following regulatory pending funds; Zero Fee Small Company Index Fund, Zero Fee Mid Company Index Fund, Dividend Income Fund and Global Life Science Fund, Zero Fee S&P 500 Index Fund and S&P 500 Inverse Fund. In addition to fund management the organization also advises in separate accounts and matters pertaining to client services. Moreover, the organization leverages investment experience to grow investor assets in order to help financial professionals successfully place investment funds.

E*Hedge Advisors, primary objective is to help clients connect innovative investment ideas in capital markets and bring them to life through a rigorous Research & Development advisory services. The company is Data-driven, Quantitatively-minded and Application-focused. The company strives to connect innovative ideas in finance through exact Research & Development and bring validated trading ideas to life.

E*Hedge Real Estate Investments, is a self-advised real estate investment trust (REIT) pending SEC approvals engaged in the business of investing, on a leveraged basis, in asset-backed securities (MBS) and real estate properties. Our principal business objective is to generate income for distribution to our stockholders resulting from the difference between interest and other income earned on investments and the interest expense we pay on leverage we use to finance investments and operating costs.

E*Hedge Securities is a registered investment advisory established to provide securities firms and individual investors with more efficient access to small cap initial public offerings. The company provides a singular focused "EHS Platform". Wherein E*Hedge's proprietary service and technology platform ("EHS Platform") may provide corporate clients with advice, technology, administrative services and assistance with and introductions to resources needed to conduct a Regulation A offering under the Securities Act of 1933, in addition to access to strategic partnerships, and vibrant investor communities.

E*Hedge Financial is a financial service firm focused on the issuance of white label debit card products as it relates to banking agency agreements in relation to future operations. The company will be organized under the laws of the State of Delaware. It is not seeking membership of the Federal Reserve System and its future deposits will be contingent upon its ability to partner with established banking organizations who are insured by the FDIC up to any applicable legal limit.

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We currently manage financial service operations based on U.S. geographic markets which allow each division to retain flexibility with regard to enjoying the economies of scale and cost savings realized as a result of consolidated support functions. We believe that this approach differentiates us from other large competitors due to our status as a financial holding company, we operate with greater flexibility to better serve markets and increase responsiveness to the needs of customers. We also provide our business divisions guidance in the areas of improving operational efficiencies.

Our Products and Services

The company will provide a comprehensive set of investments, financial services and advisory platforms customized to meet the needs of our clients.

Real Estate Fund

E*Hedge Real Estate Investments is an emerging developmental stage real estate holding corporation with a commercial focus on revenue generating residential apartment properties through emerging real estate investment funds.

Investment and Financial Advisory Services

E*Hedge Advisors, primary objective is to provide ongoing advisory services relating to the implementation of innovative client supplied investment ideas in capital markets and bring them to life through a rigorous Research & Development advisory process. The company is Data-driven, quantitatively-minded and application-focused on implementing mathematical tools to help our clients build algorithm, quantitative models for capital markets, asset management and data analytics and ultimately trading execution.

E*Hedge Capital, a Mutual Fund Management focuses on the investment advisory services for the following regulatory pending funds; Zero Fee Small Company Index Fund, Zero Fee Mid Company Index Fund, Dividend Income Dividend Fund and Global Life Science Fund, Zero Fee S&P 500 Index Fund and S&P 500 Inverse Fund.

E*Hedge Securities is a registered financial advisory firm positioned to offer its "EHS Platform". Wherein corporate clients are provided with advice, technology, administrative services and assistance with and introductions to resources needed to conduct a Regulation A offering under the Securities Act of 1933.

Consumer Debit Cards

E*Hedge Financial is a financial service firm focused on the issuance of white label debit card products as it relates to banking agency agreements in relation to future operations.

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Our Market Area

Our primary market consists of the greater United States. Approximately 80% of projected client acquisitions are located within the broader continental U.S centering around the Metropolitan Statistical Areas (MSA) and the outlying regions which may be underserved for the purpose of investments and financial services. The company will primarily focus on areas located within the Northwest (Seattle), Southwest (Los Angeles, San Francisco), Northeast (New York, Boston), Midwest (Chicago) and Southeast (Miami). These markets are well defined with entrenched sector leaders offering the larger market well-diversified financial offerings, while the market for middle market services continue to expand. Within the last decade, middle tier opportunities across the outlined Metropolitan Statistical Areas have expanded due to economic growth and progress post the most recent financial depression. The company and its business units will serve MSAs in which advantageous opportunities abound due to better than average growth relative to other metropolitan regions in the United States.

E*Hedge will continue to expand its business divisions while strategically locating operational centers within close proximity to our prospective clients. We have regional offices located in Seattle Washington. Along with our real estate investment arm E*Hedge Real Estate Investments, our quantitative advisory firm E*Hedge Advisors, will operate within the city of Seattle while focusing on major financial centers throughout the continental United States. New York and Chicago will serve as operational centers for mutual fund management company E*Hedge Capital, in addition to operational centers for E*Hedge Financial which will maintain investment management operations within conjoining offices under a sub-tenant lease arrangement.

Our Growth Strategy

We believe we have managed our growth successfully since inception, and plan to continue our strategy of organic and acquisitive growth, as outlined below:

Organic Growth. Our organic growth strategy involves building upon the relationships of strategic partners, vendors and growing our staff through qualified hires. We have designed our growth plan to emphasize strong foundational growth through risk adverse strategies which focus on each business units core specialty and strength. Since our foundation on February 28, 2019 we have built our foundation around exceptional product offerings which exceed our clients expectations while generating solid profits. With the exception of any future acquisitions of one or more financial organizations, we project net revenues to increase organically.

Core to this growth is region specific growth initiatives; wherein we incentivize channel partners on all levels including our in house associates. E*Hedge will continue to focus on single frame leadership along each business units objectives as opposed to individual result driven compensation which will continue to spur growth. Combining synergetic strengths across multiple-profit centers remains our core focus and hiring key personnel to drive organic growth, we also look for opportunities to open de novo profit centers focused on emerging trends in existing and new markets. Before introducing a new product offering or entering a new market, we have will identify leveraged opportunities for accelerated growth while ensuring each strategy is properly hedged for minimized risk exposure to potential competition.

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Growth Through Acquisitions. The company may supplement our organic growth through both strategic and planned acquisitions, and we intend to initiate our strategy of opportunistically acquiring our first financial service firm outside of our current footprint. We believe having a publicly traded stock and enhanced access to the capital markets will improve our ability to compete for quality acquisitions. We will seek acquisitions that provide meaningful financial and strategic benefits, long-term organic growth opportunities and expense reductions, without compromising our risk profile. While evaluating acquisition targets, we will focus our efforts on financial organizations with successful operating histories, stable core management, sound asset quality, and emerging growth potential. We seek to expand to financial markets with attractive demographics, favorable competitive dynamics and potential consolidation opportunities. We are currently focused on identifying and positioning the company for acquisitions in and surrounding the five major MSA's within the United States New York, Los Angeles, Chicago, Miami and Houston. With hundreds of organizations actively or privately seeking acquirers on an annual basis we believe we will have opportunities for acquisitions both within and outside our current demographic area.

Our Competitive Strengths

We believe the following strengths differentiate us from our competitors and provide us with the necessary foundation to successfully execute on our business strategy.

E*Hedge Financial Holding Corp. and its business units are uniquely positioned in attractive and evolving financial sectors. Our differentiated business model is focused on client relationships. While we pride ourselves on our excellent service, investment products, and management structure when combined allow us to extend a wide range of products and provide differentiated execution models designed to exceed client expectations.

Our service focus is to know our clients when possible, acknowledge their importance, and take responsibility for personally answering their inquiries. The majority of our investment and financial service clientele will invariably be acquired through referrals, which contributes to responsive client services which allows the company to nimbly converge profit centers into client centric service offering. All staff members, from executive management to front line representatives, will continue to be versed in our product and service offerings and are trained to be able to make recommendations or referrals in the interests of our clients.

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Market Demographics North American Mutual Fund Industry
Net 0pen End Mutual Fund Assets Held ($Trillions Of Dollars) Majority Household Possession is 89 Percent of Fund (2016)	81 Percent of Mutual Fund Owning Households Held Shares Inside Employer Sponsored Retirement Plans (2016)

NORTH AMERICAN OPEN END INVESTMENT FUND INFLOWS 2018

The ten largest open-end fund management institutions hold greater than 60% of investment inflows in the continental U.S., while at the same time there is a scarcity of commercially viable zero fee index and managed open end funds serving investor needs for free investment fund services. We believe the combination of our differentiated business model and unique position in the market will contribute meaningfully to our ability to generate investment inflows and positions us well to capitalize on continued growth opportunities in the future. E*Hedge Capital is well positioned for Zero Fee Management rates as inflows flow to the least common denominator.

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In anticipation of moving into a lower rate open-end management environments across market sectors, we have actively forecasted the amount of passively managed investment fixed cost resources while increasing the amount of multi-year fixed-rate agreements with channel partners. As a result of our structural asset sensitivity we expect our net channel partner fee income to increase 11.4% year over year for a 35bps mark while providing clientele with a zero fee index fund portfolio.

Moreover we believe our accessibility, tailored product offerings, and differentiated execution model creates a unique opportunity to distinguish ourselves in the market to our target clientele, moreover inflow studies indicate investors are seeking zero fee index funds in under served investment classes. Many classes in which global financial service providers are lacking in. Establishing open-end investment management services geared toward serving said investment classes before "critical mass" turnover to complete zero-fee management structure enhances our ability to retain and grow core inflows, provided opportunities to deepen our client relationships, and enhance our franchise value grow along expected industry rates. As a result, each of our open-end management services are geared to achieve break-even profitability within the first full year of operations.

Market Demographics Robo-Advisory Industry
More Than 80 Percent of Investment Company Complexes Were Independent Fund Advisers (2016)	More Than 80 Percent of Investment Company Complexes Were Independent Fund Advisers (2016)

Sources: 2016 Robo-Advising KPMG LLP (KPMG)	Sources: ICI Investment Company Institute

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NORTH AMERICA : TOP 10 ROBO-ADVISORS
	FIRM NAME	TOTAL FUND ASSETS	Top 10 Ranking
TOP 10 ROBO-ADVISORS	Fidelity Go	$186 million	10
	rebalance IRA	$525 million	9
	Acorn Wealth Advisors	$545.1 million	8
	Future Advisor	$1.1 billion	7
	Wealth Simple	$1.5 billion	6
	E*Trade	$3.9 billion	5
	Wealthfront	$10.68 billion	4
	Betterment	$13.5 billion	3
	Charles Schwab	$27 billion	2
	The Vanguard Group	$101 billion	1
	Top 10 Investment Funds	$159.53 billion
Sources: 2016 Robo-Advising KPMG LLP (KPMG)

We believe our accessibility, tailored automated financial advisory offerings, and differentiated execution creates a unique opportunity to distinguish ourselves in the robo-advisory market, primarily to our target clients. Our digital financial services, are a strong fit for emerging clientele, primarily the millennial generation due to our low balance account set up requirement, as current market dynamics shift to passive investing, E*Hedge Securities will be uniquely positioned to garner new inflows. As a result, each passive investing strategy is designed to achieve break-even profitability within the first full year of operations while providing key clients with investment growth opportunities.

As of the time of this offering circular writing the ten largest digital advisory institutions possess greater than 50% of net inflow investments as share of the estimated $1.5 trillion dollar industry. We believe the combination of our differentiated business model and unique position in the market will contribute to meaningful growth as our ability to generate outsized investment growth and positional awareness through centers of influence. Over the last several years, in anticipation of moving into a high growth robo-advisory space, we have actively increased the amount of investment technology resources in managed investment portfolio, and reduced the amount of fixed asset allocations.

Also, E*Hedge Real Estate Investments is an emerging developmental stage real estate holding corporation with a commercial focus on revenue generating residential apartment properties through emerging real estate investment funds.

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E*Hedge Financial is a financial service firm focused on the issuance of white label debit card products as it relates to banking agency agreements in relation to future operations. The company will be organized under the laws of the State of Delaware. It is not seeking membership within the Federal Reserve System and its future deposits will be contingent upon its ability to partner with established banking organizations who are insured by the FDIC up to any applicable legal limit. With products including the E*Hedge Emblem Rewards Debit Card featuring Reward Points on each valid purchase per dollar, in addition to the Tungsten Card™ offers luxury travel and VIP concierge benefits, these Debit Card products enable holders to earn additional rewards for each dollar spent.

We currently anticipate managing only one financial service company geared toward consumer debit cards which will conduct operations based on U.S. geographic markets subsequently enabling each respective division the ability to retain flexibility with regard to enjoying the economies of scale and cost savings realized as a result of consolidated support functions. We believe that this approach differentiates us from other large competitors due to our ability to; operate with greater flexibility in serving markets and increasing responsiveness to the needs of customers. We will also provide E*Hedge Financial clients with guidance in the areas of improving their credit scores and enhancing local communities by volunteerism.

The co-branded card industry is highly regulated. As a financial service company, we will be subject to extensive examination, supervision and comprehensive regulation by various federal and state agencies that govern almost all aspects of our operations. Our business can be meaningfully impacted as a result of new or existing regulation. Debit Card origination is an area that has experienced substantial growth as well as heightened regulatory focus. Financial organizations and more specifically financial card issuing institutions exempt under certain federal finance and banking exemptions are yet required to establish written policies for core operating concentrations in excess of certain thresholds pertaining to excess operations. Wherein, depository institutions that E*Hedge Financial may partner with for the issuance of white label debit card products must employ heightened restrictions in the area of engaging in consumer finances. Moreover, E*Hedge Financials operations may be limited by the operating capacity of its issuing partners whom may or may not accept varied deposits due conformance with Federal and State regulations which may restrict the overall revenues of the company, while only encompassing certain card products.

E*Hedge Financials revenue potential while limited to co-branded debit card product restrictions are incumbent upon white label or co-branded agreements with banking institutions that will further allow E*Hedge Financial to feature streamlined operational models wherein revenue streams may be incumbent upon multi-tier Financial Institutions. E*Hedge Financial is positioned to operate in an efficient and low overhead operational model featuring high growth product lines uniquely positioned to offer varied vertical market integrations.

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Underwriting and enterprise risk management will be dependent on future guidelines and systems as implemented by co-branded agreements with banking institutions.

E*Hedge Financial will rely on our designated issuing partners underwriting and credit risk management processes tailored to each co-branded product and industry vertical. This will allow us to construct a diversified asset portfolio. We believe that our specialized product offering and marketing knowledge will enable the company to implement processes, procedures and infrastructure in connection with the offering of co-branded debit card products. The company will identify and mitigate the risks associated with products offered. This result will be due to disciplined operational procedures and issuing partner underwriting policy implementation, the company will position itself to avoid un-sustainable losses within card portfolios. Our foremost priority is to establishing a track record of success as attributed to the adoption rates of each product and subsequent client adoption along product line sales. Subsequent distribution through channel partners will invariably play a crucial role.

The company will invest heavily over the next several years in people and infrastructure. The enhancement and expansion of our capabilities will provide topline capabilities to our line of financial products and efficient client services to card holders. These internal investments will include the building and designing of unique and differentiated co-branded metal card designs, the hiring and staffing our central office with experienced personnel (Operational, Marketing, and Distribution). Establishing, online service platforms and implementing established software technologies. As a result, the company maintains the position that future investments, will have the operating leverage to support company growth without causing expenses to incrementally increase by corresponding amounts.

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Our Leadership Team

We are led by senior executive officer Devon Parks who has more than 15 years of combined experience in both corporate leadership and financial service industries. Mr. Parks, our Chief Executive Officer, founded our company in February 2019. Mr. Parks has a history of managing privately funded operations in the financial service industry and other growth-oriented industries. Before founding our company, Mr. Parks was the chief executive officer at several multi-national companies servicing global clientele in varied markets including financial services, pharmaceutical research, and SMB advertising sales. Mr. Parks earned a B.A. degree from Bowling Green State University and is actively completing graduate level executive courses.

Our Corporate Information and Incorporation

Our principal executive offices are located at 1001 4th Ave Ste. 3200 Seattle, WA 98104. Through the Financial Holding Company, we maintain an internet website at www.ehedgegroup.com The information contained on or accessible from our website does not constitute a part of this offering circular and is not incorporated by reference herein.

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(1) Our 100%-owned subsidiary. Percentages above refer to our ownership as of February 28, 2019.

Channels for Disclosure of Information

Investors and others should note that we use social media to communicate with the public about our company, our services, new product developments and other matters. Any information that we consider to be material to an evaluation of our company will be included in filings on the SEC website, http://www.sec.gov, and may also be disseminated using our investor relations website, which can be found at www.ehedgegroup.com, and press releases. However, we encourage investors, the media and others interested in our company to also review our social media channels.

We do not incorporate the information on or accessible through, our website into this offering circular, and you should not consider any information on, or that can be accessed through, our website a part of this offering circular.

Information Technology Systems

We will make significant investments in our information technology systems for our subsidiary companies operations and treasury management activities. We believe this is a necessary investment in order to enhance our capabilities to offer new products and overall customer experience, to provide scale for future growth and acquisitions, and to increase controls and efficiencies in our back office operations. We outsource our core data processing services to nationally recognized software vendors providing us with capabilities to support the continued growth of our operations. Our internal network and e-mail systems are maintained in-secure hosted environments. We leverage the capabilities of a third party service provider to provide the technical expertise around network design and architecture that is required for us to operate as an effective and efficient organization. We actively manage our business continuity plan, and we follow recommendations outlined by the Federal Regulators to ensure that we have effectively identified our risks and documented contingency plans for key functions and systems including providing for back up sites for all critical applications. We will also perform tests to ensure the adequacy of these contingency plans.

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Legal Proceedings

We are not subject to nor threatened by legal action that may arise out of the normal course of business. However, given the nature, scope and complexity of the extensive legal and regulatory landscape applicable to our business (including laws and regulations governing consumer protection, fair lending, fair labor, privacy, information security and anti-money laundering and anti-terrorism laws), we, like all financial organizations, are subject to heightened legal and regulatory compliance and litigation risk.

Properties

As of February 28, 2019, the Company's offices were leased. We believe that current facilities are adequate to meet our present and foreseeable needs, subject to possible future expansion.

SUPERVISION AND REGULATION

Federal Securities Laws

E*Hedge Financial Holding Corp. common stock will be authorized with the Securities and Exchange Commission prior to the completion of the stock offering. E*Hedge Financial Holding Corp. will be a reporting company subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

Emerging Growth Company Status

The Jumpstart Our Business Startups Act (the "JOBS Act "), which was enacted in April 2012, has made numerous changes to the federal securities laws to facilitate access to capital markets. Under the JOBS Act, a company with total annual gross revenues of less than $1.07 billion during its most recently completed fiscal year qualifies as an "emerging growth company". E*Hedge Financial Holding Corp. qualifies as an emerging growth company under the JOBS Act.

An "emerging growth company" may choose not to hold stockholder votes to approve annual executive compensation (more frequently referred to as "say-on-pay " votes) or executive compensation payable in connection with a merger (more frequently referred to as "say-on-golden parachute " votes). An emerging growth company also is not subject to the requirement that its auditors attest to the effectiveness of the company's internal control over financial reporting, and can provide scaled disclosure regarding executive compensation; however, E*Hedge Financial Holding Corp. will also not be subject to the auditor attestation requirement or additional executive compensation disclosure so long as it remains a "smaller reporting company " under Securities and Exchange Commission regulations (generally less than $75 million of voting and non-voting equity held by non-affiliates). Finally, an emerging growth company may elect to comply with new or amended accounting pronouncements in the same manner as a private company, but must make such election when the company is first required to file a registration statement. Such an election is irrevocable during the period a company is an emerging growth company. E*Hedge Financial Holding Corp. has elected to comply with new or amended accounting pronouncements in the same manner as a public company.

A company loses emerging growth company status on the earlier of: (i) the last day of the fiscal year of the company during which it had total annual gross revenues of $1.07 billion or more; (ii) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the company pursuant to an effective registration statement under the Securities Act of 1933; (iii) the date on which

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such company has, during the previous three year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which such company is deemed to be a "large accelerated filer " under Securities and Exchange Commission regulations (generally, at least $700 million of voting and non-voting equity held by non-affiliates).

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 is intended to improve corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. We have policies, procedures and systems designed to comply with these regulations, and we review and document such policies, procedures and systems to ensure continued compliance with these regulations.

Financial Service Supervision and Regulation

E*Hedge Financial may be subject to the rules of Visa, MasterCard and other payment networks in which it participates. If E*Hedge Financial fails to comply with such rules, the networks could impose fines or require us to stop providing card services under such network's brand or routed through such network.

E*Hedge Capital our investment adviser to certain funds which are to be organized in U.S. jurisdictions, may provide sub-advisory services to funds. Each open end fund for which E*Hedge Capital, serves as advisor, will be registered with the Securities and Exchange Commission (Commission). Under the Investment Company Act, shares of each such fund are to be registered with the Commission under the Securities Act, and the shares of each such fund are to be qualified for sale (or exempt from such qualification) under the laws of each state and the District of Columbia to the extent such shares are sold in any of such jurisdictions. As an adviser to a registered investment company, each such subsidiary is subject to requirements under the 1940 Act and the Commission's regulations promulgated thereunder.

Certain subsidiaries are subject to ERISA, and to regulations promulgated thereunder, insofar as they are "fiduciaries" under ERISA with respect to certain future clients. ERISA and the applicable provisions of the Code impose certain duties on persons who are fiduciaries under ERISA, and prohibit certain transactions involving the assets of each ERISA plan which is a client of an subsidiary, as well as certain transactions by the fiduciaries (and certain other related parties) to such plans.

Under the Investment Advisers Act, every investment advisory contract between a registered investment adviser and its clients must provide that it may not be assigned by the investment adviser without the consent of the client. In addition, under the Investment Company Act, each contract with a registered investment company must provide that it terminates upon its assignment. Under both the Investment Advisers Act and the Investment Company Act, an investment advisory contract is deemed to have been assigned in the case of a direct "assignment" of the contract as well as in the case of a sale, directly or indirectly, of a "controlling block" of the adviser's voting securities. Such an assignment may be deemed to take place when a firm is acquired by another company. The change of control provisions coupled with FRB regulations pertaining to changes of ownership may limit the ability of certain subsidiaries to issue Common Stock or to be acquired by a third party.

The foregoing laws and regulations generally grant supervisory agencies and regulatory bodies broad administrative powers, including the power to limit or restrict any of the subsidiaries from conducting their business in the event that they fail to comply with such laws and regulations. Possible sanctions that may be imposed in the event of such noncompliance include the suspension of individual employees, limitations on the subsidiaries business activities for specified periods of time, revocation of the subsidiaries registration as an

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investment adviser, and/or other registrations, and other censures and fines. Changes in these laws or regulations could have a material adverse impact on the profitability and mode of operations of the Company and each of its subsidiaries.

The officers, directors and employees of the company and each of the subsidiaries may, from time to time, own securities which are also owned by one or more of the Affiliates' clients. Each subsidiary and the company possess internal policies with respect to individual investments and requires reports of securities transactions and restricts certain transactions in order to minimize possible conflicts of interest.

Reports to Security Holders

After the completion of this Tier I, Regulation A offering, we intend to become excempt from periodic reporting requirements of the Exchange Act. If we become subject to the reporting requirements of the Exchange Act, we will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and on sec.gov. Subject to the exempt reporting status incumbent upon Tier I issuers, we will not furnish reports, statements, and tax information to each stockholder. Subject to Tier 1 issuer reporting the company will provide certain information of Form 1-Z within 30 days after the completion or termination of the offering. This information may include the date that the offering commenced, the total amount of securities sold, the price of the securities sold, net proceeds to the company.

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DIRECTORS, EXECUTIVE OFFICERS & CORPORATE GOVERNANCE

Our Director and Executive Officer

The following table states our directors name, his age as of February 28, 2019, the year that he began serving as director and when the current term as director of E*Hedge Financial Holding Corp. expires.

Name	Position(s) With The Company	Age at February 28, 2019	Director Since	Expiration of Term
Devon W. Parks	President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Treasurer, Secretary & Director	34	2019	2023

The Business and Educational Background of Our Director and Executive Officer

The following is a brief discussion of the business background and experience of our director and executive officer for at least the past five years. With respect to our sole director, the biography contains information regarding the experience, qualification, attributes or skills that led to the conclusion that the director should serve in the current capacity. Unless otherwise indicated, our director and senior officer will have held the positions outlined since inception. No director in the future will have any family relationship, as defined in Item 401 of Regulation S-K, with any other director or executive officers.

Upon graduation from Bowling Green State University Mr. Parks earned limited roles with the world renown Cleveland Browns organization of the National Football League, the arena footballs Orlando Predators, Cleveland Gladiators and Spokane Shock organizations. After years of successful participation in professional athletics Mr. Parks went on to volunteer to help youth adolescents and served as a high school football coach in the Ballard area of greater Seattle metropolitan area. While transitioning away from athletics, Mr. Parks engaged in several charitable foundations and youth activism groups to assist both teens and young adults improve life skills and social functioning skills.

Mr. Parks also served in the role of a media and product consultant for notable companies such as AT&T Advertising Solutions. While earning the distinction of top 10 earning media consultant among a field of over 2,383 executive media and product consultants. Subsequently earning Mr. Parks the distinction as CEO Diamond Club award qualifier awarded to the top representatives nationwide.

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From November 2010 to February 2013, Mr. Parks was the CEO & President of several medical device service providers and Clinical Research Organization, Remote Trial International, a digital contract research organization located in San Diego, CA and Delray Beach, FL respectively. Mr. Parks formed and developed E*Patient Enroll in 2014, a private and outsourced service provider to Top 100 Biopharmaceutical firms including Pfizer, Merck, Astra Zeneca, Novartis and Taiwan J Pharmaceuticals, and Intercept Pharmaceuticals among others. In addition to qualified vendor status to many Top 5 Contract Research Organizations including Quintiles IMS, Medipace among others. E*Patient Enrolls clinical enrollment projects expanded across the globe and encompassed the enrollment of subjects in the UK, France, Germany, Israel, India, U.S, Canada, Taiwan and Mexico.

Mr. Parks professional qualifications includes a tenure as CEO of a SEC regulated financial advisory organization and over 15 years of Business leadership, Process Management and organizational leadership in small holding companies.

Aside from that provided above, Mr. Parks does not hold and has not held over any amount of time any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Parks was appointed Director because of his experience in the field of financial solutions and products, strong entrepreneurial background. In which each factor lead him to consistently deliver results for client both nationally and internationally.

Term of Office

Our officer is appointed and will hold office until such time of term completion, upon whom such power may be conferred by Mr. Parks the sole board member or any authorized committee thereof; provided however, that in the event of additonal board appointments the removal of the most senior (in authority) officer of the Corporation shall require the affirmative vote of at least a majority of the entire authorized Board. The removal of any officer shall be without prejudice to the contract rights, if any, of such officer.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Election and Classification of Directors

In accordance with the terms of our charter, our board of directors structure once fully elected beyond our sole board member Mr. Parks will consist of three classes, Class I, Class II, with each class serving staggered two-three-year terms and is divided as follows:

-The Class I directors. Their term will expire at the annual meeting of stockholders expected to be held in 2021.

-The Class II directors. Their term will expire at the annual meeting of stockholders expected to be held in 2022.

Transactions With Certain Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from the prohibition for loans made by federally insured financial institutions, to their executive officers and directors in compliance with federal regulations. As of February 28, 2019, no loan to the executive officer where made.

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Committees of the Board of Directors

Once fully elected beyond our sole board member Mr. Parks the company will conduct business through meetings of our board of directors and its committees. Mr. Parks plans for the board of directors governance structure for the Company to establish planned establishment for standing committees, including an Audit Committee, Compensation Committee, and a Corporate Governance. Each of these committees will operate under a written charter, which governs its composition, responsibilities and operations. Once the board of directors has been established beyond our sole board member Mr. Parks, the board of directors may establish additonal committees as deemed appropriate, in accordance with applicable law and regulations and our corporate governance documents.

Audit Committee.

Once the board of directors has been established beyond our sole board member Mr. Parks the Audit Committee will be structured to assists the board of directors in fulfilling its responsibilities for general oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, the independent auditors qualifications and independence, and the performance of our internal audit and risk assessment function and independent auditors. Among other things, our sole board member Mr. Parks plans for the Audit Committee to:

-appoints, evaluates and determines the compensation of our independent auditors;

-reviews and approves the scope of the annual audit, audit fees and financial statements;

-reviews disclosure controls and procedures, internal controls, internal audit function and corporate policies with respect to financial information;

-oversees investigations into complaints concerning financial matters, if any;

-reviews related party transactions as required; and

-annually reviews the Audit Committee charter and the committee performance.

The Audit Committee will work closely with management as well as our independent auditors. The Audit Committee will have the authority to obtain advice and assistance from and receive appropriate funding to engage outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

The Audit Committee will be composed solely of members who satisfy the applicable independence and other requirements of the SEC and applicable stock exchanges for Audit Committees and at least one of its members is an "audit committee financial expert." Our sole board member Mr. Parks plans for the future Audit Committee to adopt a written charter that among other things, specifies the scope of its rights and responsibilities.

Compensation Committee.

Once the board of directors has been established beyond our sole board member Mr. Parks the Compensation Committee is to be structured to discharge the board of directors responsibilities relating to compensation of the executives and directors. Among other things, our sole board member Mr. Parks, plans for the Compensation Committee to:

-evaluates compensation strategies;

-reviews and approves objectives relevant to executive officer compensation;

-evaluates performance and determines the compensation of the Chief Executive Officer and other executive officers in accordance with those objectives;

-reviews and oversees compensation and benefit plans;

-recommends to the board of directors compensation for directors;

-prepares the Compensation Committee report required by SEC rules to be included in future annual reports; and

-annually reviews the Compensation Committee charter and the committee's performance.

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Our sole board member Mr. Parks, plans for the future compensation Committee to be composed solely of members who satisfy the applicable independence requirements of the SEC. Further, Mr. Parks plans for the Compensation Committee has adopted a written charter that, among other things, specifies the scope of its rights and responsibilities.

Corporate Governance and Nominating Committee.

Once the board of directors has been established beyond our sole board member Mr. Parks the Corporate Governance and Nominating Committee will responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of our board of directors. In addition, the Corporate Governance and Nominating Committee will be responsible for overseeing our corporate governance guidelines and reporting and making recommendations to our board of directors concerning governance matters. Among other things, our sole board member Mr. Parks plans for the Corporate Governance and Nominating Committee to:

-identifies qualified individuals to be directors consistent with the criteria approved by the board of directors and recommending director nominees to the full board of directors;

-reviews the structure of the committees of the board of directors;

-develops and recommends procedures for reviewing shareholder recommendations for director nominees;

-develops the Company's code of business conduct and ethics;

-oversees management succession planning;

-leads the board of directors in its annual performance review;

-develops and recommends corporate governance guidelines; and

-annually reviews the Corporate Governance and Nominating Committee's charter and the committee's performance.

The Corporate Governance and Nominating Committee is composed solely of members who satisfy the applicable independence requirements of the SEC.

Code of Business Conduct and Ethics

Our sole board member has adopted a code of business conduct and ethics (our "Code of Ethics") will apply to all of our future directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code of Ethics is available on the company's website www.ehedgegroup.com.

If we amend or grant any waiver from a provision of our Code of Ethics that applies to our executive officer or officers, we will publicly disclose such amendment or waiver on our website and as required by applicable law, including by filing a Current Report on Form 8-K.

Board Independence

Under the rules of the Securities and Exchange Commission, several requirements are imposed with respect to the independence of our directors. Elected members of our board of directors will evaluate the independence of its members and directors nominee based upon the rules of the Securities and Exchange Commission. Applying these standards, the board of directors will affirmatively determine the independence of each future director, as defined under the applicable rules. Mr. Parks will not be considered, an independent director because he is an executive officer of E*Hedge Financial Holding Corp.

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EXECUTIVE COMPENSATION

As an emerging growth company under the JOBS Act, we have opted to comply with the executive compensation disclosure rules applicable to "smaller reporting companies " as such term is defined in the rules promulgated under the Securities Act, which permit us to limit reporting of executive compensation to our principal executive officer and our other most highly compensated executive officers upon occurrence, which will be referred to as our "named executive officers. "

The compensation reported in the Summary Compensation Table below is not necessarily indicative of how we will compensate our named executive officers in the future. We will continue to review, evaluate and modify our compensation framework to maintain a competitive total compensation package. As such, and as a result of our becoming a publicly traded company, the compensation program following this offering could vary from our historical practices.

Our named executive officers for 2020, which consist of our principal executive officer is:

-Devon W. Parks, President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, Secretary & Director

The following table sets forth information regarding the compensation paid, awarded to, or earned for the year 2019 for each of our named executive officers.

Summary Compensation Table

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Earnings ($)	Other Compensation ($) (2)	Total ($)
Devon Parks	President, Chief Executive Officer, Principal Executive Officer Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, Secretary and Director	2020	190k	0	0	0	0	0	0

1 We reimburse our officers and directors for reasonable expenses incurred during the course of their performance and for extraordinary services; however, we do not compensate our directors for attendance at meetings.

2.  Mr. Parks shall not receive compensation until sufficient funds have been raised in this offering.

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Other Compensation
Name	Medical, Dental and Vision Insurance Premiums ($)	Long-Term Disability and Life Insurance Premiums ($)	Accidental Death And Dismemberment Insurance Premiums ($	Prepaid Transit ($)	401(k) Matching ($)	Total All Other Compensation ($)
Devon Parks	0	0	0	0	0	0

Employment Agreement.

E*Hedge Financial Holding Corp. entered into an employment agreement with Mr. Parks effective as of February 28, 2019. The agreement has an initial term of three years and the agreement automatically renews on a daily basis so that the remaining term will always be three years, unless a notice is provided to the board by Mr. Parks that the agreement will not renew. The current base salary for Mr. Parks is $80,000, which is deferred until sufficient funds are raised. In addition to the base salary, the agreement provides for, among other things, participation in bonus programs, benefit plans applicable to executive employees and automobile benefits. The executive's employment may not be terminated without the board's approval for cause, in which event the executive would have no right to receive compensation or other benefits for any period after termination unless the company is contractually obligated.

Certain events resulting in the executives termination or resignation entitle the executive to payments of severance benefits following termination of employment. In the event of the executives involuntary termination for reasons other than for cause, disability or retirement, or in the event the executive resigns for good reason as defined in the executives employment agreement. During the term of the agreement, the executive is entitled to a severance payment as outlined in contractual agreements. Internal Revenue Code Section 409A may require that a portion of the contractual payment obligation not be made until six months after termination of employment. In addition, the executive would become fully vested in any outstanding unvested equity or equity-based awards.

In the event of a change in control of our subsidiaries or E*Hedge Financial Holding Corp., the executive would be entitled to a severance payment as outlined in contractual agreements. In addition, in the event of the executive's involuntary termination for reasons other than for cause, disability or retirement, or in the event the executive resigns for good reason (as defined in the agreement) in connection with or following a change in control, the executive would become fully vested in any outstanding unvested equity or equity-based awards. In the event payments made to the executive include an "excess parachute payment " as defined in Section 280G of the Internal Revenue Code, such payments will be cutback by the minimum dollar amount necessary to avoid this result. The offering will not constitute a change in control under the agreement.

In the event of a disability (as defined in the applicable disability insurance policies), the executive shall receive benefits under any short-term or long-term disability plans maintained by E*Hedge Financial Holding Corp. In the event of a short-term disability, the executive may be obligated pay to E*Hedge Financial Holding Corp. any amounts he receives as short-term disability payments from the short-term disability insurance policy and E*Hedge Financial Holding Corp. shall continue to compensate the executive, in the full amount owing to executive, as if executive had not suffered a disability. In the event of a long-term disability, the executive shall pay to E*Hedge Financial Holding Corp. any amounts he receives as long-term disability payments from the long-term disability insurance policy and E*Hedge Financial Holding Corp. shall continue to compensate the executive, in the full amount owing to executive, as if executive had no suffered a disability, for a period of thirty (30) days.

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Within thirty (30) days of the date of such disability, the executive would be entitled to a payment in the form of a cash lump sum equal to five times the executive's base salary plus an amount equivalent to the bonus received by, and/or determined to be paid to, the executive with respect to the year immediately prior to the year in which such disability occurred. In addition, the executive would become fully vested in any outstanding unvested equity awards.

In the event of the executive's death, the executive's estate will be entitled to a payment, within thirty (30) days of the date of death, in the form of a cash lump sum equal to the amount of earned but unpaid base salary and benefits, five times the executive's base salary and an amount equivalent to the bonus received by, and/or determined to be paid to, the executive with respect to the year immediately prior to the year in which such death occurred. In addition, the executive would become fully vested in any outstanding unvested equity or equity-based awards.

Upon the voluntary termination of the executive's employment without good reason, the executive shall be subject to certain restrictions on his ability solicit employees E*Hedge Financial Holding Corp. and its subsidiaries for a period of two years following the date of termination of employment.

2019 Equity Incentive Plan. In 2019, the company approved the E*Hedge Financial Holding Corp. 2019 Equity Incentive Plan (the "2019 Equity Incentive Plan") to provide officers, employees, directors, consultants and advisors of E*Hedge Financial Holding Corp. and its subsidiaries with additional incentives to promote the growth and performance of E*Hedge Financial Holding Corp. Awards may be granted under the 2019 Equity Incentive Plan until February 28, 2029, which is the tenth anniversary of the plan.

The Equity Incentive Plan will be administered by the Compensation Committee once fully formed beyond our sole board member Mr. Parks. The Compensation Committee once fully formed beyond our sole board of directors member Mr. Parks will have full and exclusive power within the limitations set forth in the 2019 Equity Incentive Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; and interpreting and otherwise construing the Equity Incentive Plan.

Our employees and directors are eligible to receive awards under the 2019 Equity Incentive Plan. Awards may be granted in a combination of incentive and non-statutory stock options, restricted shares, stock appreciation rights and restricted share units. The exercise price of any options granted under the plan will be considered to be fair market value on the date the stock option is granted. Stock options are either "incentive" stock options or "non-qualified" stock options; however, non-employees may not be granted "incentive" stock options. Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code. All awards under the 2019 Equity Incentive Plan are subject to vesting conditions and restrictions as may be determined by the Compensation Committee once fully formed beyond our sole board of directors member Mr. Parks and set forth in a recipient's award agreement.

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Outstanding Equity Awards since Inception

OPTION AWARDS						STOCK AWARDS

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Units or Units of Stock That Have Not Vested (#)	Market Value of Units or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units, Units or Other Rights That Have Not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units, Units or Other Rights That Have Not Vested ($)
Devon Parks	0	0	0	0	0	0	0	0	0

Outstanding Equity Awards at Fiscal Year End

The following table shows stock options and unvested restricted stock outstanding for each of our named executive officers as of February 28, 2019.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Un-exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Units or Units of Stock That Have Not Vested (#)	Grant Date Fair Value of Shares or Units Of Stock That Have Not Vested ($)
Devon Parks	0	0	0	0	0	0

Director Compensation

The following table sets forth information regarding the compensation paid to our non-employee directors for the period beginning from February 28, 2019. Mr. Parks does not receive any additional compensation for service on our board of directors nor any of our subsidiaries board of directors.

Director Fees

Board members of the Company will receive fees for board and committee meetings attended in person. Board members will receive $2,500 for each Board meeting, $1,500 for Audit Committee meetings and $1,000 for all other committee meetings attended. Additionally, the chairman of the board will receive an annual retainer for their service as Chairman of the Board.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described in "Executive Compensation" above, a description of transactions since February 28, 2019, to which we have been a party in which the amount involved exceeded or will exceed $120,000, has been zero occurrences. This includes occurrences in which any of our directors, executive officers or beneficial holders of more than five percent of our capital stock, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest.

Policies and Procedures Regarding Related Party Transactions

Under applicable SEC rules, related party transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. In determining whether to approve a related party transaction, the Audit Committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party's interest in the transaction, the appearance of an improper conflict of interests for any director or executive officer taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director's independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies.

Financial Relationships

We have not engaged in, but we expect to engage in the future, in financial transactions in the ordinary course of business with directors, officers, principal stockholders and their associates and/or immediate family members, on substantially the same terms, including interest rates and collateral on consumer financial products, as those prevailing at the same time for comparable transactions with persons not related to us and that do not involve more than the normal risk of collectability or present other unfavorable features.

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PRINCIPAL AND SELLING STOCKHOLDERS

The following table sets forth information as of February 28, 2019 regarding the beneficial ownership of our capital stock, and as adjusted to reflect the completion of this offering:

-each stockholder known by us to beneficially own more than 5% of our outstanding common stock;

-each of our directors;

-each of our named executive officers;

-all of our director and executive officer; and

-each selling stockholder.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days. For purposes of calculating each person's percentage ownership, common stock issuable pursuant to options exercisable within 60 days are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Each person identified in the table below has sole voting and investment power over all of the shares shown opposite such person or organization's name.

Name	Title of Class	Number of Shares	Percent	Shares to be Sold in the Offering	Voting Percentage After Offering
E*Hedge Financial Holding Corp.	Common Stock	170,000,000	40%	10,000,000	39%

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material rights of our capital stock and related provisions of our Certificate of Incorporation and bylaws. This discussion may not contain all of the information regarding our capital stock that is important to you. Reference is made to the more detailed provisions of our Certificate of Incorporation and bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this offering circular is a part.

The following description of our capital stock is based upon our Certificate of Incorporation, our Bylaws, the certificate of designations for the shares of Common Stock, and applicable provisions of law, in each case as currently in effect. The following is a description of the material provisions regarding our capital stock contained in our Certificate of Incorporation, our Bylaws, and the certificate of designations for the Common Stock and is qualified in its entirety by reference to the provisions of those documents.

Authorized Capital Stock

Our Certificate of Incorporation currently authorizes us to issue 450,000,000 shares, however our initial offering consist of 10,000,000 capital stock, consisting of:

- 10,000,000 shares of common stock, par value $0.001 per share; and

As of December 31, 2019 the following shares of capital stock to acquire shares of capital stock were issued and outstanding:

- 10,000,000 shares of common stock;

Common Stock

Voting Rights.

All voting rights are vested in the holders of our common stock, subject to the issuance of preferred stock with voting rights. Any issuance by our preferred stock with voting rights following the offering may affect the voting rights of the holders of common stock. Each holder of common stock will be entitled to one vote per share. Holders of our common stock are not entitled to cumulate their votes in the election of directors. -

Dividends.

Holders of our common stock will be entitled to receive and share equally in such dividends as the Company may declare out of funds legally available for such payments. If the Company issues preferred stock following the offering, holders of such stock may have a priority over holders of common stock with respect to the payment of dividends. We may pay dividends when declared by company management. The holders of common stock of the Company will be entitled to receive and share equally in dividends as may be declared by the company out of funds legally available therefor. If the Company issues additional shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

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No Preemptive or Redemption Rights.

Holders of our common stock will not have any preemptive rights or redemption rights with respect to any shares of our capital stock that may be issued. Certain of our stockholders are parties to subscription agreements with the Company in connection with previous private placement offerings that provide those stockholders with preemptive rights to purchase securities issued by the Company. However, such preemptive rights do not apply to this offering and will terminate upon completion of this offering.

Liquidation Rights

In the event of any liquidation, dissolution, or winding up of the Company, the holders of our common stock would be entitled to receive, after payment or provision for payment of all our debts and liabilities, all of our assets available for distribution. Holders of our preferred stock, if any such shares are then outstanding, may have a priority over the holders of common stock in the event of any liquidation or dissolution.

Listing

We intend to apply to have our common stock listed with the Euronext Access or International Stock Exchange. The companies common stock will be placed so as the shares are eligible for trading by qualifying and filing a registration declaring our intent to register on the Euronext Access operated by the Euronext Access Paris respectively or International Exchange unless exempt. We do not yet have a sponsor who has agreed to participate as a intermediary listing sponsor.

Actions by Stockholders.

Special meetings of the stockholders may be called by the Board of Directors, the President or the Secretary and must be called by the President or the Secretary upon receipt by either of them of the written request of the holders of at least 35% of all shares entitled to vote.

In general, our Certificate of Incorporation may be amended in the manner prescribed under relevant state statutory law. No proposed amendment or repeal of any provision of the Certificate of Incorporation may be submitted to stockholders unless the Board of Directors has (1) approved the proposed amendment or repeal, (2) determined that it is advisable, and (3) directed that it be submitted for consideration at either an annual or special meeting of stockholders. The amendment or repeal of any provision of the Certificate of Incorporation shall be approved by at least a majority vote

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Limitation of Director and Officer Liability; Indemnification.

As permitted by state regulators, our Certificate of Incorporation eliminates the liability of directors and officers to E*Hedge Financial Holding Corp. or its stockholders to the fullest extent permitted by law. The state regulatory board and applicable law provides that the liability of a director or officer in a proceeding brought by or in the right of stockholders, or on behalf of stockholders may be eliminated, except that the liability of a director or officer may not be eliminated if the officer or director received an improper benefit or profit, or if a judgment against the director or officer is based on a finding that such individual action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action against such person.

Our Certificate of Incorporation provides that to the full extent permitted by the state regulatory agencies and other applicable law, E*Hedge Financial Holding Corp. shall indemnify a director or officer who is or was a party to any proceeding by reason of the fact that he is or was such a director or officer, and the Board of Directors may contract in advance to indemnify any director or officer. The state regulatory agencies provide that except as limited by its Certificate of Incorporation, a corporation shall indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred in connection with the proceeding. The state regulatory board further provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding unless (i) the act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe the act or omission was unlawful, provided however, that if the proceeding was by or in the right of the corporation, no indemnification may be made if the director is adjudged liable to the corporation. The Board of Directors may also indemnify an employee or agent of the corporation who was or is a party to any proceeding by reason of the fact that he is or was an employee or agent of the corporation.

Dissenters Rights of Appraisal.

The state regulatory board provides that, except in certain circumstances, a shareholder is not entitled to dissenter rights in any transaction if the stock is listed on a national securities exchange.

Listing and Trading

Our common stock is currently not listed on any securities exchange. We intend to have our common stock eligible for trading on the Euronext Access operated by the Euronext Access Paris or International Stock Exchange respectively. We do not yet have a sponsor who has agreed to participate as the initial intermediary.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no established public market for our common stock. Future sales of substantial amounts of our common stock in the public market, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. Furthermore, because only a limited number of shares will be available for sale shortly after this offering due to existing contractual and legal restrictions on resale as described below, there may be sales of substantial amounts of our common stock in the public market after the restrictions lapse. This may adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, we will have 10,000,000 shares of common stock outstanding. Shares of our common stock sold in this offering will be freely transferable without restriction or further registration under the Securities Act, except for any shares purchased by our "affiliates," as that term is defined in Rule 144 under the Securities Act. The remaining shares of our common stock outstanding are "restricted shares" as defined in Rule 144. Restricted shares may be sold in the public market only if registered under the Securities Act or if they qualify for an exemption from registration under Rule 144.

Rule 144

In general, under Rule 144 as in effect on the date of this offering circular, a person who is not one of our "affiliates" (as that term is defined in Rule 144) at any time during the three months preceding a sale, and who has owned the shares of our common stock proposed to be sold for at least six months, would be entitled to sell an unlimited number of such shares of our common stock provided current public information about us is available. Such non-affiliate, after owning the shares proposed to be sold for at least one year, would be entitled to sell an unlimited number of such shares of our common stock regardless of whether current public information about us is available.

In general, under Rule 144 as in effect on the date of this offering circular, any affiliates who have owned the shares of our common stock proposed to be sold for at least six months are entitled to sell within any three-month period a number of shares that does not exceed the greater of:

- 1% of the number of shares of common stock then outstanding, which will equal approximately         shares immediately after this offering; and

- The average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

However, sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

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CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS OF COMMON STOCK

The following is a summary of certain material United States federal income tax consequences relevant to non-U.S. holders, as defined below, of the purchase, ownership and disposition of our common stock. The following summary is based on current provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations and judicial and administrative authority, all of which are subject to change, possibly with retroactive effect. This section does not consider state, local, estate or foreign tax consequences, nor does it address tax consequences to special classes of investors including, but not limited to, tax-exempt organizations, insurance companies, Financials or other financial institutions, partnerships or other entities classified as partnerships for United States federal income tax purposes, dealers in securities, persons liable for the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons who have acquired our common stock as compensation or otherwise in connection with the performance of services, or persons that will hold our common stock as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction. Tax consequences may vary depending upon the particular status of an investor. The summary is limited to non-U.S. holders who will hold our common stock as "capital assets" (generally, property held for investment). Investors should consult their tax advisors concerning the U.S. federal income tax consequences in light of their own specific situation, as well as consequences arising under other federal tax laws (such as the federal estate, gift or Medicare tax laws) and the laws of any other taxing jurisdiction.

As used herein, a non-U.S. holder is a beneficial owner of our common stock that is:

-a nonresident alien individual;

-a foreign corporation; or

-a foreign estate or trust.

Special rules may apply to certain non-U.S. holders such as controlled foreign corporations, passive foreign investment companies, expatriated entities subject to Section 7874 of the Code, and, in certain circumstances, individuals who are U.S. expatriates. Consequently, non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local, non-U.S. and other tax consequences that may be relevant to them in light of their particular circumstances.

If an entity or arrangement treated as a partnership for United States federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are treated as a partner in such an entity holding our common stock, you should consult your tax advisor as to the United States federal income tax consequences applicable to you.

Distributions

Distributions with respect to our common stock will be treated as dividends when paid to the extent of our current or accumulated earnings and profits as determined for United States federal income tax purposes. Except as described below, if you are a non-U.S. holder of our shares, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividends paid to you, unless you have furnished to us or another payor a valid Internal Revenue Service Form W-8BEN or, in the case of a foreign entity stockholder, an IRS Form W-8BEN-E (or an acceptable substitute form) upon which you certify, under penalties of perjury, your status as a non-United States person and your entitlement to the lower treaty rate with respect to such payments.

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If you are eligible for a reduced rate of U.S. withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by timely filing a refund claim with the Internal Revenue Service.

If dividends paid to you are "effectively connected" with your conduct of a trade or business within the United States, or, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

-You are a non-United States person, and

-The dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

"Effectively connected" dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations. If you are a corporate non-U.S. holder, "effectively connected" dividends that you receive may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Sale or Redemption

If you are a non-U.S. holder, you generally will not be subject to United States federal income or withholding tax on gain realized on the sale, exchange or other disposition of our common stock unless the gain is "effectively connected" with your conduct of a trade or business in the United States or the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition to subjecting you to United States taxation on a net income basis. In certain circumstances, redemption of our stock will be characterized as a dividend for United States income tax purposes and will be taxed under the rules described in the preceding section.

Information Reporting and Backup Withholding

Payment of dividends, and the tax withheld on those payments, are subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. Under the provisions of an applicable income tax treaty or agreement, copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides. U.S. backup withholding will generally apply on payment of dividends to non-U.S. holders unless such non-U.S. holders furnish to the payor a Form W-8BEN or, in the case of a foreign entity stockholder, Form W-8BEN-E (or other applicable form), or otherwise establish an exemption and the payor does not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient.

Payment of the proceeds of a sale of our common stock within the United States or conducted through certain U.S.-related financial intermediaries is subject to information reporting and, depending on the circumstances, backup withholding, unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. holder on Form W-8BEN or, in the case of a foreign entity stockholder, Form W-8BEN-E (or other applicable form), or otherwise establishes an exemption and the payor does not have actual knowledge or reason to know the holder is a U.S. person, as defined under the Code, that is not an exempt recipient.

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Currently, the back-up withholding tax rate is 24%. Any amount withheld under the backup withholding rules from a payment to a non-U.S. holder is allowable as a credit against the non-U.S. holder's United States federal income tax, which may entitle the non-U.S. holder to a refund, provided that the non-U.S. holder timely provides the required information to the Internal Revenue Service. Moreover, certain penalties may be imposed by the Internal Revenue Service on a non-U.S. holder who is required to furnish information but does not do so in the proper manner. Non-U.S. holders should consult with their tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

Recent Legislation Relating to Foreign Accounts

Under Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder (collectively, FATCA), a 30% withholding tax may be imposed on distributions of dividends and payments of gross proceeds from the sale or other disposition of our common stock made to a "foreign financial institution" or a "non-financial foreign entity" (in each case, as defined in the Code), regardless of whether such foreign institution or entity is a beneficial owner or an intermediary. To avoid such withholding, in the case of a foreign financial institution, the foreign financial institution must undertake certain diligence and reporting obligations and, in the case of a non-financial foreign entity, the non-financial foreign entity must either certify it does not have any "substantial United States owners" (as defined in the Code) or furnish identifying information regarding each substantial United States owner and satisfy certain other requirements, unless the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules.

If the payee is a foreign financial institution and is subject to the diligence and reporting requirements described above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertakes to identify accounts held by certain "U.S. persons" or "U.S.-owned foreign entities" (in each case, as defined in the Code), annually report certain information about such accounts and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. A foreign financial institution generally certifies compliance with these requirements on a valid Internal Revenue Service Form W-8BEN-E. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

If the payee is a non-financial foreign entity, it generally provides the required certification on a valid Internal Revenue Service Form W-8BEN-E. Foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing these withholding and reporting requirements may be subject to different rules.

These withholding taxes apply with respect to dividends paid with respect to our common stock to foreign financial institutions or non-financial entities (including in their capacity as agents or custodians for beneficial owners of our common stock) that fail to satisfy the above requirements. However, under the applicable Treasury Regulations and IRS guidance, withholding under FATCA generally will not apply to payments of gross proceeds from the sale or other disposition of our common stock. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes.

Prospective non-U.S. holders should consult with their tax advisors regarding the possible implications of FATCA on their investment in our common stock.

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PLAN OF DISTRIBUTION

Prior to this offering, there has been no public market for our common stock. We will not offer our shares for sale through underwriters at this time or anyone who may receive compensation in the form of underwriting discounts from us and/or the purchasers of the shares for whom they may act as agents.

In connection with the process described above, unlike in an underwritten initial public offering, in a direct offering there may be less information available to determine the opening public price of our common shares. For example, because there is no underwriter, they will not have engaged in a book building process, and as a result, it will not be able to provide input to the company that is based on or informed by that process. Moreover, prior to the opening trade, there will not be a price at which underwriters initially sold ordinary shares to the public as there would be in an underwritten initial public offering. This lack of an initial public offering price could impact the range of buy and sell orders collected by public markets or from various broker-dealers. Consequentially, the public price of our common shares may be more volatile than in an underwritten initial public offering could, upon listing on any public markets and may decline significantly and rapidly. See Risk Factors: "We are selling the shares in this offering without an underwriter and may be unable to sell any shares", "An active, liquid trading market for our common stock may not develop, and you may not be able to sell your common stock at or above the public offering price, or at all.", "The price of our common stock could be volatile following this offering."

There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with an agent, broker or dealer. Furthermore, in order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the company will be in compliance. In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

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SELLING RESTRICTIONS

Other than in the United States, no action has been taken by the company that would permit a public offering of the securities offered by this offering circular in any jurisdiction where action for that purpose is required. The securities offered by this offering circular may not be offered or sold, directly or indirectly, nor may this offering circular or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this offering circular comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this offering circular. This offering circular does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this offering circular in any jurisdiction in which such an offer or a solicitation is unlawful.

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WHERE YOU CAN FIND MORE INFORMATION

E*Hedge Financial Holding Corp. has filed with the Securities and Exchange Commission an offering statement on Form 1-A with the Commission under Regulation A of the Securities Act with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this offering circular does not contain all the information set forth in the offering statement. Such information can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The Securities and Exchange Commission's telephone number is 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a internet website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including E*Hedge Financial Holding Corp. The statements contained in this offering circular as to the contents of any contract or other document filed as an exhibit to the offering circular are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

We also maintain a website at www.ehedgegroup.com after the completion of this offering, you may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on our website is not a part of this Offering Circular and the inclusion of our website address in this Offering Circular is an inactive textual reference only.

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INDEX TO FINANCIAL STATEMENTS

NON-AUDITED

Condensed Consolidated Financial Statements

Consolidated Balance Sheet F-2

Consolidated Statements of Operations F-3

Consolidated Statements of Stockholders Equity F-4

Consolidated Statements of Cash Flows F-5

Notes to Unaudited Consolidated Financial Statements F-6

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E*HEDGE FINANCIAL HOLDING CORP.

(A Development Stage Company)

BALANCE SHEET

(NON-AUDITED)

For the Period Commencing from February 28, 2019
Assets

Cash and cash equivalents	0
Property, Plant and Equipment	0
TOTAL ASSETS	$ 0
STOCKHOLDERS EQUITY:
LIABILITIES:

Current Liabilities:
Advances From Founders	63,494
Total Current Liabilities	63,494
Non-Current Liabilities	0
Total liabilities	63,494

Commitments and Contingencies
STOCKHOLDERS EQUITY
Common stock, par value $0.001 per share; 425,000,000 shares authorized; 10,000,000 Shares issued and outstanding as of December 31, 2019	10,000
Preferred stock, par value $0.001 per share; authorized 25,000,000 shares, issued and outstanding 0 shares as of December 31, 2019	-
Retained earnings, net of distributions	(70,959)
Accumulated deficit	-
Total stockholders equity	(60,959)

TOTAL LIABILITIES AND STOCKHOLDERS DEFICIT	2,535

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E*HEDGE FINANCIAL HOLDING CORP.

(A Development Stage Company)

STATEMENT OF OPERATIONS

(NON-AUDITED)

For the Period of February 28, 2019 (Inception) to December 31, 2019

REVENUE
Cost Of Revenue	$ 0
Gross Profit (Loss)	0

TOTAL REVENUE	0

OPERATING EXPENSES:
Research and Development Costs	-
General and Administrative	65,080
Professional Fees	5,879
Total operating expenses	(70,959)

OPERATING INCOME	(70,959)

PROVISION FOR INCOME TAXES	0
Interest expense	-
Interest income	-
Total other income (expense)	-

NET INCOME	(70,959)

Net loss per common share basic and diluted	-

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E*HEDGE FINANCIAL HOLDING CORP.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS EQUITY

(NON-AUDITED)

For the period of February 28, 2019
(inception) to December 31, 2019

	Common Stock: Amount		Additional Paid-in Capital	Deficit Accum	Other Comprehensive Income	Totals
Name	Shares	Amount
Balance as of February 28, 2019 (inception)	323,000,000	$ -	$ -	$ -	$ -	$ -
Issuance of stock	10,000,000	$10,000	-	-	-	10,000
Additional Paid In Capital	-	-	-		-
Net Income/ Loss for the period	-	-	-	(70,959)	-	(70,959)
Class A preferred stock dividend payment	-	-	-	-	-	-
Employee stock-based compensation expense	-	-	-	-	-	-

Balance as of December 31, 2019	10,000,000	10,000	-	(70,959)	-	(60,959)

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E*HEDGE FINANCIAL HOLDING CORP.

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(NON-AUDITED)

For the period of February 28, 2019
(inception) to December 31, 2019

CASH FLOW FROM OPERATING ACTIVITIES	For the Period Commencing from February 28, 2019
Net Income	(70,959)

Adjustments to reconcile net loss to net cash (used in) Operating activities:	-
Share based compensation	-
Increase (decrease) in
Accounts Payable	-

Total Adjustment	-

NET CASH USED IN OPERATING ACTIVITIES	(70,959)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from founder	63,494
Issuance of shares	10,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	66,994

NET CHANGE IN CASH AND CASH EQUIVEALENTS	10,000

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-
CASH AND CASH EQUIVALENTS AT END OF PERIOD	10,000

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E*HEDGE FINANCIAL HOLDING CORP.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(NON-AUDITED)

For the period of February 28, 2019
(inception) to December 31, 2019

NOTE 1 - NATURE OF OPERATIONS

E*Hedge Financial Holding Corp., is a stock corporation organized February 28, 2019 under the laws of Delaware. The Company was formed to engage in lawful act or activity for which corporations may be formed under the Business Corporation Law of the State of Delaware. The Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained. In addition to activities concerning organizing, acquiring, investing, owning or controlling shares and other securities of other financial institutions, and other companies which a Financial Holding company is permitted to own or control by the provision and conformity with all applicable laws and acts in effect.

As of December 31, 2019, the Company has commenced planned principal operations and has not generated revenue. The Companies activities since inception have consisted of formation activities, administrative tasks and preparations to raise capital. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Companies planned operations or failing to profitably operate the business.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP). Use of Estimates The preparation of the balance sheet in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents.

Deferred Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to stockholders equity upon the completion of an offering or to expense if the offering is not completed.

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E*HEDGE FINANCIAL HOLDING CORP.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(NON-AUDITED)

For the period of February 28, 2019
(inception) to December 31, 2019

Fair Value of Financial Instruments

Financial Accounting Standards Board (FASB) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

-Level 1: Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

-Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

-Level 3: Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Stock Subscription Receivable

The Company records stock issuances at the effective date. If the subscription is not funded upon issuance, the Company records a stock subscription receivable as an asset on a balance sheet. When stock subscription receivables are not received prior to the issuance of financial statements at a reporting date in satisfaction of the requirements under FASB ASC 505-10-45-2, the stock subscription receivable is reclassified as a contra account to stockholders equity (deficit) on the balance sheet.

Revenue Recognition

The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured. No revenue has been earned or recognized as of December 31, 2020.

Organizational Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Income Taxes

The Company is a stock corporation. The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a companies financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax

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E*HEDGE FINANCIAL HOLDING CORP.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(NON-AUDITED)

For the period of February 28, 2019
(inception) to December 31, 2019

position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Companies evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Companies financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Net Earning or Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive items are excluded from the computation of the diluted net earnings or loss per share if their inclusion would be anti-dilutive. As no potentially dilutive items exist and no corporate stock are outstanding as of February 28, 2019, the Company has not presented basic net loss per share or diluted net loss per share.

NOTE 3 - SHAREHOLDERS EQUITY

As of December 31 2019 the Company has issued Common Shares. The Company is authorized to issue additional shares consisting of Common Shares and Preferred Shares. There are differing rights and privileges between the two share classes. As defined in the Companies articles of incorporation as filed with the state of Delaware.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and shareholders of the Company may not be obligated personally for any such debt, obligation, or liability.

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E*HEDGE FINANCIAL HOLDING CORP.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(NON-AUDITED)

For the period of February 28, 2019
(inception) to December 31, 2019

NOTE 4 - RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU 2014-09, "Revenue from Contracts with Customers" (Topic 606). This ASU supersedes the previous revenue recognition requirements in ASC Topic 605 - Revenue Recognition and most industry-specific guidance throughout the ASC. The core principle within this ASU is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. In August 2015, the FASB issued ASU 2015-14, "Revenue from Contracts with Customers", which deferred the effective date for ASU 2014-09 by one year to fiscal years beginning after December 15, 2017, while providing the option to early adopt for fiscal years beginning after December 15, 2016. Transition methods under ASU 201409 must be through either (i) retrospective application to each prior reporting period presented, or (ii) retrospective application with a cumulative effect adjustment at the date of initial application. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures, including but not limited to a review of accounting policies, internal controls and processes.

In February 2016, the FASB issued ASU 2016-02, - Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures.

In April 2015, the FASB issued ASU 2015-05, "Customer Accounting for Fees Paid in a Cloud Computing Arrangement" (Topic 350). This ASU provides additional guidance for software licenses within a cloud computing arrangement. Under ASU 2015-05, if a cloud computing arrangement contains a software license, customers should account for the license element of the arrangement in a manner consistent with the acquisition of other software licenses. If the arrangement does not contain a software license, customers should account for the arrangement as a service contract. We adopted the provisions of ASU 2015-05 in the first quarter of 2016 without a material impact on our financial position, results of operations or cash flows.

In April 2015, the FASB issued ASU 2015-03, "Interest - Imputation of Interest: Simplifying the Presentation of Debt Issuance Costs" (Topic 835-30). This ASU requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the related debt's carrying value, which is consistent with the presentation of debt discounts. In June 2015, the FASB issued ASU 2015-15, "Interest - Imputation of Interest: Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements". This ASU adds further clarity to ASU 2015-03 for debt issuance costs related to line-of-credit arrangements. We adopted the provisions of ASU 2015-03 and ASU 2015-15 in the first quarter of 2016 without a material impact on our financial position, results of operations or cash flows.

In March 2016, the FASB issued ASU 2016-09, "Improvements to Employee Share-Based Payment

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E*HEDGE FINANCIAL HOLDING CORP.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(NON-AUDITED)

For the period of February 28, 2019
(inception) to December 31, 2019

Accounting" (Topic 718). This ASU is intended to simplify various aspects of the accounting for employee share-based payment transactions, including accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. The guidance in ASU 2016-09 is required for annual reporting periods beginning after December 15, 2016, with early adoption permitted. We adopted the provisions of ASU 2016-09 in the second quarter of 2016 with retrospective application beginning January 1, 2016. The adoption did not have an impact on our financial position, results of operations or cash flows.

In August 2016, the FASB issued ASU 2016-15, "Statement of Cash Flows" (Topic 230). This ASU is intended to reduce diversity in practice in how certain transactions are classified in the statement of cash flows. This ASU is effective for financial statements issued for fiscal years beginning after December 15, 2017. We do not believe the adoption of ASU 2016-15 will have a material impact on our financial position, results of operations or cash flows.

In June 2014, the FASB issued Accounting Standards Update (ASU) 2014-10 which eliminated the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and stockholders equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. This ASU is effective for annual reporting periods beginning after December 15, 2014, and interim periods beginning after December 15, 2015. Early application is permitted for any annual reporting period or interim period for which the entities financial statements have not yet been issued. Upon adoption, entities will no longer present or disclose any information required by Topic 915.

In August 2014, the FASB issued ASU 2014-15 on Presentation of Financial Statements Going Concern (Subtopic 205-40) - Disclosure of Uncertainties about an Entities Ability to Continue as a Going Concern. Currently, there is no guidance in U.S. GAAP about managements responsibility to evaluate whether there is substantial doubt about an entities ability to continue as a going concern or to provide related footnote disclosures. The amendments in the this update provide such guidance.

In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entities ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of managements plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of managements plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this update are effective for public and nonpublic entities for annual periods ending after December 15, 2016. Early adoption is permitted. We adopted the provisions of this pronouncement.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying balance sheet. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

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E*HEDGE FINANCIAL HOLDING CORP.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(NON-AUDITED)

For the period of February 28, 2019
(inception) to December 31, 2019

NOTE 5 - SUBSEQUENT EVENTS

Management has evaluated all subsequent events as of the date the financial statements were available to be issued. There are no additional material events requiring disclosure or adjustment to the financial statements.

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PART III - EXHIBITS

EXHIBIT INDEX

Exhibit No.	Description
2.1	Articles of Incorporation As Filed With Delaware Secretary of State*
3.1	Form Of Common Stock Certificate Of The Registrant *
3.2	Form Stock Option Plan EHFHC*
3.3	EHFHC Non-Qualified Stock Option Agreement *+*
3.4	EHFHC Incentive Stock Option Agreement *+ *+
4.1	Form Of Subscription Agreement *+ *+
15.1	List of Subsidiaries* *+

* filed herewith # previously filed ** to be filed via amendment + indicates management contract or compensatory plan.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on behalf by the undersigned, thereunto duly authorized, in Seattle, State of Washington, on September 26, 2019.

                                                                       E*HEDGE FINANCIAL HOLDING CORP.

                                                                             By: /s/Devon Parks__________________

                                                                              Name: Devon Parks__________________

                                                                                       Title: Chief Executive Officer, Principal Executive Officer,

                                                                                                                                 Chief Financial Officer, Principal Financial Officer,

                                                                                                                                      Principal Accounting Officer, President and Director

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